EXHIBIT 10.1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ENFISSION, LLC

a Delaware Limited Liability Company

OPERATING AGREEMENT

January 25, 2018

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

TABLE OF CONTENTS

ARTICLE I

 DEFINED TERMS

ARTICLE II

ORGANIZATIONAL PROVISIONS; MEMBER AUTHORITY, LIMITATION OF LIABILITY, AND AUDIT RIGHTS

ARTICLE III

MEMBERSHIP INTERESTS; ADDITIONAL MEMBERS

Section 3.1	Membership Interests	16
Section 3.2	Additional Members; Issuance of New Securities	17
Section 3.3	Representations and Warranties	18

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1	Initial Capital Contributions	19
Section 4.2	Additional Capital Contributions	19
Section 4.3	Nonpayment of Additional Capital Contributions	19
Section 4.4	Advances by Members	20

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ARTICLE V

BOOKS AND RECORDS

Section 5.1	Books and Records	20
Section 5.2	Fiscal Year	21
Section 5.3	Bank Accounts	21
Section 5.4	Company Information.	21

ARTICLE VI

DISTRIBUTIONS

Section 6.1	Distributions Other Than Liquidation Proceeds	22
Section 6.2	Limitations on Distribution	22
Section 6.3	Withheld Taxes	22
Section 6.4	Information to Be Provided by Members	23

ARTICLE VII

MANAGEMENT: RIGHTS, POWERS, AND DUTIES

Section 7.6	Member Approvals	33
Section 7.7	Appointment of Employees	34
Section 7.8	Events of Default	34
Section 7.9	Delegation of Financial Authority	34

ARTICLE VIII

TAX MATTERS AND CAPITAL ACCOUNTS

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ARTICLE IX

TRANSFERS OF MEMBERSHIP INTERESTS

Section 9.1	Restrictions Applicable to All Transfers by the Members	39
Section 9.2	Permitted Transfers	41
Section 9.3	Right of First Offer	43
Section 9.4	Change of Control of a Member	44

ARTICLE X

CERTAIN OBLIGATIONS/RIGHTS OF THE COMPANY AND THE MEMBERS

Section 10.1	Preemptive Rights	44
Section 10.2	Related Party Transactions for Personnel Provision and Services	45

ARTICLE XI

CORPORATE OPPORTUNITIES, FAILURE TO PURSUE PROJECT OPPORTUNITIES, AND NON-SOLICITATION

Section 11.1	Corporate Opportunities	47
Section 11.2	Failure to Pursue Project Opportunities	47
Section 11.3	Non-Solicitation	47

ARTICLE XII

WITHDRAWAL, DISSOLUTION AND LIQUIDATION

Section 12.1	No Right of Withdrawal; No Interest	48
Section 12.2	Terminating Event	48
Section 12.3	Dissolution	49
Section 12.4	Winding Up	49

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ARTICLE XIII

GENERAL PROVISIONS

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ENFISSION, LLC

Operating Agreement

This Operating Agreement (“Agreement”) of Enfission, LLC (“Enfission” or the “Company”) is entered into as of this 25th day of January, 2018 (“Effective Date”), by and between Framatome Inc. (formerly known as AREVA Inc.), with offices at 3315 Old Forest Road, Lynchburg, Virginia, a Delaware Corporation (“Framatome”), and Lightbridge Corporation, 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190, USA, a Nevada corporation (“Lightbridge”), (each of Framatome and Lightbridge a “Member” and collectively, the “Members”).

RECITALS

WHEREAS, Lightbridge is a provider of nuclear energy consulting services and has certain expertise in next generation nuclear fuel technology;

WHEREAS, Framatome is engaged in the provision of equipment and services to the nuclear energy industry, including the design and manufacture of nuclear fuel;

WHEREAS, the Initial Members entered into a binding Heads of Terms Agreement on September 1, 2017, wherein they agreed that this Agreement shall be based on and consistent with such binding Heads of Terms Agreement and will, among other things, define the Members’/Company’s working relationships, treatment of results, expected cash flows, and oversight activities;

WHEREAS, on January 24, 2018, the Initial Members formed the Company under the Delaware Limited Liability Company Act, as amended from time to time (the “Act”), pursuant to a Certificate of Formation filed with the Delaware Secretary of State;

WHEREAS, the Members desire to utilize the Company as the Members’ exclusive vehicle through which to research, develop, obtain regulatory approvals, manufacture, use, market and sell (the “Company Activities”) nuclear fuel assemblies based on Lightbridge-designed metallic fuel technology comprising U-Zr multi-lobe, helically twisted fuel rods and associated manufacturing processes and other advanced nuclear fuel IP contributed by both Lightbridge and Framatome (or its Affiliates) (the “Innovative Fuel Product”) within the Domain and Territory defined herein; and

WHEREAS, the Members shall act in good faith in performing their respective obligations hereunder and shall work together through the Company in the development and implementation of a common strategy to conduct the Company Activities and competitively promote the Innovative Fuel Product within the Domain, pursuant to the following guiding principles:

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1. Ensure that safety remains the Company’s top priority.

2. Maximize the Company’s profitability and sustainability.

3. Optimize the balance of time, cost, and probability of success in pursuing Company Activities while expediting time to market for the Innovative Fuel Product.

4. Expand to markets beyond those in the Company’s Initial Project in a timely fashion.

5. Maximize external funding from third party sources to ensure product development and long-term viability of the Company and its activities and reduce the funding burden on the Members.

6. Promptly make decisions.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members agree as follows:

ARTICLE I

Defined Terms

As used in this Agreement, the following terms shall have the following meanings:

“Act” has the meaning set forth in the recitals.

“Additional Capital Contribution” means, with respect to each Member, any Capital Contribution by such Member to the capital of the Company other than the initial Capital Contribution identified in Section 4.1.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlled by, Controlling or under common Control with such Person; provided that for Framatome, “Affiliate” shall mean Framatome S.A.S. and any other Person directly or indirectly Controlled by Framatome S.A.S.

“Affiliate Transferee” means a Transferee that is an Affiliate of a transferring Member that is wholly-owned by the same ultimate parent entity as the Transferring Member; provided, however, that no Person shall be an Affiliate Transferee (a) if the Transfer to such Person is made with the intent that the Transferee will make a subsequent Transfer or the transferor will subsequently Transfer interests in such Transferee in order to avoid the Transfer restrictions that would otherwise be applicable and (b) unless such Person agrees in writing with the Company at the time of such Transfer to Transfer back to the transferring Member the Transferred Membership Interests if such Person ceases to be an Affiliate Transferee.

“Agreement” means this Agreement, as amended from time to time.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Annual Budget” has the meaning set forth in Section 7.4(a).

“Applicable Law” means, for any Person, any domestic or foreign law, rule or regulation, or judgment, decree, order, permit, license, certificate of authority, order or governmental approval, in each case of or by any Governmental Authority, to which the Person or any of its business is subject.

“Background Information” has the meaning set forth in the Co-Ownership Agreement referenced in the IP Annex.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) such Person shall institute a voluntary case seeking liquidation or reorganization under Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of its creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not dismissed within thirty (30) days of its filing, (ii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within thirty (30) days, or (iii) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Federal or state law.

“Bankruptcy Law” shall mean, with respect to any Person, any bankruptcy or insolvency law or other similar law affecting creditors’ rights promulgated by any federal, state, foreign or international government or any political subdivision of any of the foregoing.

“Baseball Arbitration” means the following procedure for determination of Fair Market Value. The Members shall first attempt to agree on fair market value in good faith. If the Members cannot agree on fair market value within sixty (60) Days, then the selling or contributing Member (as applicable), on the one hand, and the purchasing or receiving Member or the Company (as applicable), on the other hand, shall each select an independent investment banking firm of national reputation and with experience in valuing assets of the type in question, and such investment banking firms shall each determine the fair market value of the subject property within sixty (60) Days of selection, with the average of the two valuations constituting Fair Market Value. If the two valuations in the previous sentence differ by ten percent or more, then the average of the two valuations shall not be binding, and the respective CEOs shall use their reasonable efforts to agree on Fair Market Value within thirty (30) Days of receiving the valuations. If the respective CEOs cannot reach agreement within such thirty (30) Day period, then the two investment banking firms shall mutually agree on a third independent investment banking firm of national reputation within thirty (30) Days of the end of such period, and such third independent investment banking firm shall then determine, within sixty (60) Days of selection, which of the two valuations of the original investment banking firms is closer to fair market value, and such valuation shall constitute Fair Market Value. Any such determination shall be binding on the parties. In connection with any determination of Fair Market Value, each party shall bear the cost of the investment banking firm that it selects, and the cost of any valuation prepared by a third investment banking firm shall be borne by the party whose investment banking firm’s valuation was not selected. If the Company is involved in the determination of Fair Market Value pursuant to Baseball Arbitration, the decision of the Company shall be made without participation of the Directors appointed by the Member involved in the Baseball Arbitration and the requirements for a quorum and the necessary vote of the Board of Directors shall be deemed amended as required to allow such action without the approval of such Directors.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Board of Directors” has the meaning set forth in Section 7.1(a).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York generally are authorized or required by Applicable Law to close.

“Capital Account” has the meaning set forth in Section 8.4(a).

“Capital Contribution” means, with respect to any Member, the amount of money and the Gross Asset Value of any property (other than money) contributed to the capital of the Company by such Member.

“CEO” has the meaning set forth in Section 7.3(c).

“Certificate of Formation” means the Certificate of Formation of the Company, filed with the Delaware Secretary of State, pursuant to the Act.

“Change of Control” of a Person means the consummation of any Transfer or series of related Transfers to one entity or group of entities acting in concert that is not an Affiliate of such Person that would result in (i) the aggregate control, directly or indirectly, of more than fifty percent (50%) of the voting power of the then-outstanding equity interests of such Person, or (ii) in the ability to select a majority of the directors of such Person. For avoidance of doubt, “Change of Control” will not include Transfers between wholly owned subsidiaries of a common parent company or equivalent internal corporate reorganizations, but will include a merger, business combination, acquisition or other transaction with a non-Affiliate involving the Person or the direct or indirect parent of the Person.

“Co-Ownership Agreement” means the Co-Ownership Agreement between Lightbridge and Framatome S.A.S., which is referenced in the IP Annex.

“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

“Company” has the meaning set forth in the preamble.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Company Activities” has the meaning set forth in the Recitals.

“Company Change of Control” means the consummation of any Transfer or series of related Transfers to one entity or group of entities acting in concert that is not a Member or an Affiliate of a Member that would result in (i) the aggregate control, directly or indirectly, of more than fifty percent (50%) of the voting power of the ownership interests of the Company, or (ii) in the ability to select a majority of directors of the Company.

“Consumables” when used in relation to Service Agreements shall mean goods used that must be replaced regularly under such Services Agreements because they wear out or are used up in the process of manufacturing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Day” means a calendar day.

“Defaulting Member” has the meaning specified in the definition of “Event of Default”.

“Decommissioning Liability Fund Costs” when used in relation to Services Agreements means, those legally-mandated nuclear decommissioning fund costs that can be allocated directly to a specific service or good under such Services Agreements, and which costs are intended to satisfy, in whole or in part, funding requirement of any liability related to the decommissioning of a nuclear installation (or unit thereof), including administrative costs (including taxes) and other incidental expenses of any legally-mandated nuclear decommissioning fund (including legal, accounting, actuarial, and trustee expenses) in connection with the operation of such fund.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for Federal income Tax purposes with respect to an asset for such Fiscal Year; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income Tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the Federal income Tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year bears to such beginning adjusted tax basis; and, provided further, that if the Federal income Tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Directors.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Direct Capital Expenses” when used in relation to Services Agreements means, those operating expenses that can be attributed and allocated directly to a specific Direct Capital Outlay under such Services Agreements.

“Direct Capital Outlay(s)” when used in relation to Services Agreements means, those expenditures that can be attributed directly to a specific capital expenditure associated with the Innovative Fuel Product under such Services Agreements to acquire or upgrade physical assets such as property or equipment.

“Direct Costs” when used in relation to Services Agreements, means those costs that can be attributed and allocated directly to a specific service or good under such Services Agreements, including Direct Labor, Materials, Direct Capital Expenses, Direct Overhead associated with the manufacturing facility, and Decommissioning Liability Fund Costs.

“Direct Labor” when used in relation to Services Agreements means labor expenses that can be attributed and allocated directly to a specific service or good under such Services Agreements.

“Direct Overhead” when used in relation to Services Agreements means, those items of overhead that can be allocated directly to a specific service or good under such Services Agreements.

“Director” means any person hereafter elected to act and who is serving as a member of the Board of Directors as provided in this Agreement.

“Domain” means the technological perimeter of the Company’s operations, limited to the following types of commercial light water reactors and research reactors (and excluding naval, other military maritime, and military applications generally):

•	Pressurized water reactors (excluding VVER reactor types);

•	Boiling water reactors;

•	Light water-cooled small- and medium-sized reactors; and

•	Research reactors.

“Effective Date” has the meaning specified in the preamble of this Agreement.

“Event of Default” means, as to any Member (the “Defaulting Member”), the occurrence of the Defaulting Member’s material violation, breach or default of its obligations under a material provision of this Agreement, which has not been cured within thirty (30) Days of written notification by the Board of Directors, any officer of the Company, or any Member, except that in connection with any violation, breach or default of a Defaulting Member’s obligations other than payment obligations under this Agreement, if the breach cannot be cured through reasonable means within 30 Days and the Defaulting Member makes reasonably diligent efforts to cure such Event of Default the cure period shall be extended, but only to the extent reasonably necessary, for up to an additional thirty (30) Days.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Fair Market Value” means a valuation agreed by the parties or determined through Baseball Arbitration.

“Fiscal Year” has the meaning set forth in Section 5.2.

“Foreground Information” has the meaning set forth in the Co-Ownership Agreement referenced in the IP Annex.

“Framatome” has the meaning set forth in the preamble.

“Framatome Directors” has the meaning set forth in Section 7.2(a).

“Framatome S.A.S.” means Framatome S.A.S. (previously known as AREVA NP S.A.S.) or its permitted successors and assigns under its Co-Ownership Agreement with Lightbridge dated 14 November, 2017.

“GAAP” means accounting principles generally accepted in the United States, as consistently applied throughout the relevant period.

“Governmental Authority” means any domestic or foreign governmental or regulatory authority, agency, court, commission or other governmental or regulatory entity (including any self-regulatory organization).

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for Federal income Tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset at the time of such contribution;

(b) the Gross Asset Values of all Company assets may, in the sole discretion of the Board of Directors, be adjusted to equal their respective gross fair market values (as determined by the Board of Directors), as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted immediately prior to such distribution to equal the gross fair market value of such asset as of the date of distribution (as determined by the Board of Directors); and

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Inconsistent Position” has the meaning set forth in Section 8.5.

“Indirect Overhead” when used in relation to Service Agreements, means those items of allocable overhead costs outside the manufacturing facility, as defined by U.S. GAAP, excluding costs or expenses not related to manufacturing (e.g., sales and marketing expenses, research and development costs, etc.).

“Initial Members” means Framatome Inc. and Lightbridge Corporation.

“Initial Project” means Project 1, as defined in the Research and Development Services Agreement by and between Lightbridge and Framatome S.A.S. (then known as AREVA NP S.A.S.) dated November 13, 2017, (“RDSA”) for Direct Use (as that term is defined in the RDSA) by the parties to the RDSA, of the Innovative Fuel Product, and associated manufacturing processes, solely for 17x17 pressurized water reactors in the United States.

“Investee Company” means a Person in which the Company or any of its Subsidiaries owns equity constituting less than 50% of the total equity interests of such Person.

“Innovative Fuel Product” has the meaning set forth in the Recitals.

“Intellectual Property (“IP”) Annex” means Exhibit C to this Agreement, which, along with related agreements referenced in such IP Annex, will constitute the overall IP framework, and shall govern the treatment of all Background and Foreground Information (as those terms are defined in the Co-Ownership Agreement referenced in the IP Annex) by and between the Members and the Company.”

“IP Committee” means the advisory committee to Framatome S.A.S. and Lightbridge, which is discussed in the Co-Ownership Agreement, and which will advise the Company’s Board of Directors as set forth in Section 7.2 (l), on matters relating to the Company’s licenses to Foreground Information owned by Framatome S.A.S. and Lightbridge.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“IRS” means the U.S. Internal Revenue Service or any successor agency.

“Lightbridge” has the meaning set forth in the preamble.

“Lightbridge Directors” has the meaning set forth in Section 7.2(a).

“Materials” when used in relation to Services Agreements means, those physical materials that can be completely attributed to and allocated directly to a specific service or good under such Services Agreements.

“Member” or “Members” means Framatome, Lightbridge and any Person who subsequently is admitted as a member of the Company in accordance with Section 3.2 or Article IX, as applicable, and Section 7.6.

“Membership Interests” means the total of all ownership rights of a Member in the Company, which Membership Interests shall be expressed by the number of Units held by a Member and documented in Exhibit A hereto.

“Net Available Cash” shall mean, at any time, all cash of the Company that the Board of Directors determines is available for distribution, taking into account projected cash requirements (including reserves for future operations of the business and contingencies) and subject to any restrictions set forth in any credit or other agreement binding on the Company.

“Net Income” and “Net Losses” means, as appropriate, for any Fiscal Year, the taxable income or taxable loss of the Company determined in accordance with Code Section 703(a) for such period or other applicable period for Federal income Tax purposes taking into account any separately stated items, increased by the amount of any Tax-exempt income of the Company during such period and decreased by the amount of any Code Section 705(a)(2)(B) expenditures (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) of the Company. Gain or loss from any disposition of property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property may differ from its Gross Asset Value. In lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account depreciation computed in accordance with the definition of Depreciation. In the event that the Gross Asset Value of any Company asset is adjusted, the amount of such adjustment shall be treated as an item of gain or loss, as appropriate and shall be taken into account for purposes of computing Net Income or Net Loss.

“New Securities” has the meaning set forth in Section 10.1(b).

“Non-Controllable Items” has the meaning set forth in Section 7.4(c).

“Non-Defaulting Member” has the meaning set forth in Section 7.8.

“NRC” means the U.S. Nuclear Regulatory Commission or any successor agency.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Objection Notice” has the meaning set forth in Section 8.2(b).

“Offering Member” has the meaning set forth in Section 9.3(a).

“Parallel Vehicle” has the meaning set forth in Section 13.3.

“Percentage Interest” with respect to a Member is set forth on Exhibit A, as the same shall be amended from time to time in accordance with this Agreement. The Percentage Interest of each Member is calculated by dividing the number of Units owned by a Member by the total number of Units owned by all Members, and shall be adjusted from time to time in accordance with Section 3.1(e).

“Permitted Transfer” has the meaning set forth in Section 9.1(a).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership or other entity.

“Preemptive Notice” has the meaning set forth in Section 10.1(a).

“Prime Rate” means the prime rate published in the Wall Street Journal on the last Day of each month (or, if not a publication Day, the prime rate last published prior to such last Day).

“Project” means any existing or future development and/or use related to the Innovative Fuel Product and associated manufacturing processes within the Domain, with each such Project, subject to Section 11.2 herein, being mutually agreed to be pursued by the Members.

“Provisional Budget” has the meaning set forth in Section 7.4(b).

“Redemption Price” has the meaning set forth in Section 12.2(a).

“Related Party Transaction” means those transactions between the Company and any of the Members, which specifically include, but are not limited to those transactions set forth in Section 10.2.

“Repurchase Election Period” has the meaning set forth in Section 12.2(a).

“Research and Development (“R&D”) Agreements” means those Service Agreements specifically for research and development purposes.

“Restricted Transferee” means a potential Transferee included on the list in Exhibit D, which requires the written approval of the non-transferring Member in order to authorize transfer of a Membership Interest.

“Rules” has the meaning set forth in Section 13.4(b).

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Service Agreements” means those agreements whereby the Company purchases Research and Development (“R&D”) and/or manufacturing and engineering support services. The Company will enter into R&D Services Agreements with the Members and others for R&D purposes.

“Special Matter” has the meaning set forth in Section 7.2(k).

“Strategic Plan” has the meaning set forth in Section 7.4(a).

“Subsidiary” means, for any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interest are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more Subsidiaries of the parent.

“Tax” means any U.S. federal, state, local or non-U.S. tax or other governmental charge, fee, levy or assessment of whatever kind or nature, including all U.S. federal, state, local or non-U.S. income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, premium, recording, documentary, transfer, back-up withholding, turnover, net asset, capital gains, value added, estimated, ad valorem, payroll and employee withholding, stamp, customs, occupation or similar taxes, and any social charges or contributions together with any interest, additions, or penalties with respect to these Taxes and any interest or penalties.

“Terminating Event” means, and shall occur upon the occurrence of any the following:

(a) If a Member:

(i) Makes an assignment for the benefit of creditors;

(ii) Files a voluntary petition in bankruptcy;

(iii) Is adjudged bankrupt or insolvent or has entered against the person an order for relief in any bankruptcy or insolvency proceeding;

(iv) Files a petition or answer seeking for that person any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;

(v) Seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the person’s properties; or

(vi) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the person in any proceeding described in this subsection.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b) The continuation of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, for 120 Days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member’s properties without the Member’s agreement or acquiescence, which appointment is not vacated or stayed for 120 days or, if the appointment is stayed, for 120 days after the expiration of the stay during which period the appointment is not vacated.

(c) In the case of a Member:

(i) who is an individual, the individual’s death or adjudication by a court of competent jurisdiction as incompetent to manage the individual’s person or property;

(ii) who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

(iii) that is a partnership or a limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

(iv) that is a corporation, the dissolution of the corporation or the revocation of its charter; or

(v) the distribution by the fiduciary of the estate’s entire interest in the Company;

and, in any such case, the successor or successors to the Member do not comply and/or cannot comply with the provisions of Article IX of this Agreement.

“Territory” means the geographical area in which the Innovative Fuel Product, within the Domain, may be exploited exclusively by the Company. For the purpose of this Agreement, the Territory shall be worldwide

“Three-Year Budget” has the meaning set forth in Section 7.4(a).

“Transfer” means, when used as a noun, any direct or indirect voluntary or involuntary sale, hypothecation, pledge, assignment, attachment or other transfer, including a transfer resulting from a merger, consolidation, assignment of assets or other similar transaction, and, when used as a verb, means voluntarily or involuntarily to sell, hypothecate, pledge, assign or otherwise transfer.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“Transferee” has the meaning set forth in Section 9.1(a).

“Transfer Notice” means the written notice given by a Member proposing to Transfer a Membership Interest, which shall include all known details of such proposed Transfer, including the name of the Transferee and its material Affiliates, the date of the proposed Transfer, the portion of the Member’s Membership Interest to be Transferred, and the cash purchase price for the Membership Interest.

“Treasury Regulations” means the income Tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unburdened Cost” shall mean such party’s out-of-pocket cost (including overhead and benefits), but shall exclude any profit.

“Units” means units of Membership Interests in the Company having the rights set forth in this Agreement.

“Withdrawal Interest” has the meaning set forth in Section 12.2(a).

“Withdrawn Member” has the meaning set forth in Section 12.2(a).

“Withholding Agent” has the meaning set forth in Section 6.3(a).

Capitalized terms not otherwise defined in this Article I shall have the meanings ascribed to such terms in this Agreement.

ARTICLE II

ORGANIZATIONAL PROVISIONS; MEMBER AUTHORITY, LIMITATION OF LIABILITY, AND AUDIT RIGHTS

Section 2.1 Organization. The Company was formed on January 24, 2018, by the execution and filing with the Delaware Secretary of State of the Certificate of Formation.

Section 2.2 Name of the Company. The name of the Company is Enfission, LLC. The Company may do business under that name and under any other name or names that the Board of Directors may, in its sole discretion, determine. If the Company does business under a name other than that set forth above, then the Company shall file a trade name application as required by law.

Section 2.3 Purpose. The Company is organized to:

(a) Perform the Company Activities, either directly or through Service Agreements with the Members and others;

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(i) In performing the Company Activities, the Members will expeditiously develop a viable regulatory licensing plan designed to meet the timelines/milestones related to marketing the Innovative Fuel Product to commercial and research reactor customers, in the following initial order of precedence:

(1) Pressurized Water Reactor (“PWR”)17x17 fuel assembly designs for the US market;

(2) PWRs with other fuel assembly designs;

(3) Boiling Water Reactors (“BWRs”);

(4) Small Modular Reactors (“SMRs”); and

(5) Research reactors.

(ii) The Members may decide to change the initial order of precedence in the future upon mutual agreement.

(iii) The Members shall use commercially reasonable efforts to meet key Project target milestones for the Initial Project, as follows:

(1) Insertion of four-lobe fuel samples in a research reactor (TARGET DATE - 2020);

(2) Entry into a lead test assembly (“LTA”) or lead test rod (“LTR”) contract with a host reactor utility (TARGET DATE for LTR contract – 2018; target date for LTA contract - 2022);

(3) Manufacturing of LTRs/LTAs (TARGET DATE for LTRs – 2020; target date for LTAs - 2024); and

(4) Commissioning of a pilot-scale fuel fabrication facility (TARGET DATE - 2023).

(b) Enter into any agreement providing for the management, operation and administration of the activities of the Company and its Subsidiaries, if any;

(c) To negotiate, authorize, execute, deliver and perform any agreement or instrument or document relating to the activities set forth in clauses (a) and (b) above; and

(d) To have all of the powers permitted by the Act.

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Section 2.4 Principal Office. The principal office of the Company shall be located within the Lightbridge Corporation headquarters offices, , or at any other place or places within the United States of America as the Board of Directors shall, in its sole discretion, deem necessary or advisable.

Section 2.5 Registered Agent. The name and address of the Company’s registered agent in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street. The name and/or address of the registered agent of the Company may at any time be changed by filing the new name and/or address with the Delaware Secretary of State pursuant to the Act.

Section 2.6 Term. This Agreement shall be effective as of the date hereof. The existence of the Company shall be perpetual, unless terminated in accordance with the provisions of this Agreement.

Section 2.7 No State Law Partnership; No Concerted Action.

(a) Notwithstanding the provisions of Article VIII, the Members intend that the Company shall not be a partnership (including a general partnership or a limited partnership), and that no Member shall be a partner of any other Member with respect to the business of the Company for any purposes other than U.S. federal, state and local Tax purposes, and this Agreement shall not be construed to suggest otherwise.

(b) Each Member hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights hereunder, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer or partner of, the other Member. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, organized group of persons, whether incorporated or not, among or involving either Member or its Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein. Nothing contained in this Agreement shall be construed as creating any fiduciary relationship of any nature between the Members.

Section 2.8 Lack of Authority of Members. Except as expressly set forth herein, the Members shall not have the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures, debts, liabilities or obligations on behalf of the Company. Accordingly, no Member shall be considered an agent of the Company solely by virtue of being a Member, and no Member shall have authority to act for or bind the Company solely by virtue of being a Member.

Section 2.9 Limitation of Liability of Members. To the fullest extent permitted by Delaware law, each Member’s liability to provide capital or other assets to the Company shall be limited to such Member’s agreed investment in the Company, including any Additional Capital Contributions such Member is committed to make under this Agreement to the extent such investment or contribution has not yet been made, and in the case of Additional Capital Contributions, such obligation shall be solely to provide such contributions for the purposes such Member has committed to make such Additional Capital Contributions, if specified, and no Member shall have any further obligation to make any other contributions of capital or provide other property to the Company.

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Section 2.10 No Personal Liability of Members. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and, to the fullest extent permitted by Delaware law, no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company. No Member shall be liable for any obligation of the Company unless such liability is expressly assumed by such Member in a separate written agreement signed by such Member.

Section 2.11 Audit Rights. If a Member, to permit its own compliance with applicable financial or securities-related laws and regulations, requires information or audit rights with respect to another Member’s books and records in respect of such other Member’s status as a Member or actions taken as a Member, it will provide a detailed written request to the other Member, specifying the nature of the information required. The Member receiving such request shall work with the requesting Member’s outside independent auditors to ensure the request(s) are met satisfactorily and the outside independent auditors are given access to information necessary to permit compliance. Notwithstanding the foregoing, audit rights with respect to any work performed or payments owed under a Service Agreement will be as provided in such Service Agreement, in accordance with Section 10.2(b)(ii)-(iii).

ARTICLE III

MEMBERSHIP INTERESTS; ADDITIONAL MEMBERS

Section 3.1 Membership Interests.

(a) Membership Interests in the Company may be classified into voting and non-voting units, with Class A Membership Interests being the voting equity units, and Class B Membership Interests being non-voting equity units that may, as determined by the Board of Directors prior to issuance, have restricted or no access to Company or Class A Member technical or IP information.

(b) The Initial Members’ Membership Interests, as of the date of this Agreement, are comprised exclusively of Class A Membership Units held equally by Framatome and Lightbridge, with each of Framatome and Lightbridge initially having a 50% Percentage Interest. Subject to required Member approvals in Section 7.6, the Board of Directors, pursuant to Section 7.2(k), may authorize the issuance of additional Class A Membership Units or non-voting Class B Membership Units and shall have the authority to make such amendments to this Agreement as are necessary or appropriate to give effect to the foregoing. The Board of Directors may recommend to the Members the creation of additional classes of membership units having such powers, designations and preferences and rights as may be determined by the Members per Section 7.6, Membership Interests may be transferred in accordance with Article IX.

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(c) Unless and until impacted by the issuance or transfer of Class A Membership Units, each Class A Member will have equal (50%) voting rights with respect to decisions to be made by the Members and with respect to appointment of Directors, irrespective of their capital account balance. Class A Membership Interest ownership will not be impacted by changes in the Members’ respective capital accounts.

(d) All Membership Interests shall be uncertificated unless and until the Board of Directors establishes procedures related to certificated Membership Interests.

(e) The Capital Contributions, Membership Interests and Percentage Interests of each Member are set forth on Exhibit A, which shall be amended from time to time, as necessary, to reflect (i) the Transfer by a Member of its Membership Interests in accordance with Article IX, (ii) the issuance of New Securities or admission of a new Member in accordance with Section 7.2(k)(vii), (iii) Additional Capital Contributions made by the Members in accordance with Section 4.2, and (iv) such other events as otherwise may give rise to a change in a Member’s Capital Contributions or ownership of its Membership Interests under this Agreement. Upon any change in a Member’s Capital Contributions or ownership of its Membership Interests, the Board of Directors shall amend Exhibit A to properly reflect such change, and the Board of Directors shall deliver a copy of Exhibit A, as so amended, to each Member.

Section 3.2 Additional Members; Issuance of New Securities.

(a) After the date hereof, a Person may be admitted to the Company as a Member only pursuant to either:

(i) the issuance of New Securities authorized by an action by the Board of Directors in accordance with Section 7.2(k)(vii) (but subject to the restrictions in Section 10.1, or

(ii) Article IX, in the case of Transfers of Membership Interests by existing Members.

(b) Notwithstanding, and in addition to, the foregoing, no Person shall be admitted as a Member unless (x) such Person shall execute and deliver a counterpart of this Agreement, and (y) the Board of Directors confirms that such admission would not result in a violation of any Applicable Law or any term or condition of this Agreement.

(c) In the event a new Member is to be admitted by the Board of Directors as provided in Section 3.2(a), the Board of Directors shall determine, in accordance with Section 7.2(k)(vii), the terms of such new Member’s admission, including the amount of such new Member’s Capital Contribution and the number and type of Units to be issued to such new Member.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 3.3 Representations and Warranties.

(a) Member Representations. Each Member represents and warrants to the other Member and the Company, as to itself only, that:

(i) It has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(ii) The execution, delivery and performance by it of this Agreement has been duly authorized, and no other action on the part of such Member or its officers, managers, board of directors, shareholders or members is necessary to authorize the execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement.

(iii) This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of such Member, enforceable against such Member in accordance with its terms except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally, and (2) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought.

(iv) It understands that the Company intends to be classified and taxed as a partnership for U.S. federal Tax purposes and not as a publicly traded partnership, and accordingly agrees that it will not Transfer any Membership Interests in the Company, or cause any such Membership Interests to be marketed, on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(v) It is either:

(1) Not a partnership, grantor trust, S corporation, limited liability company or other pass-through entity for U.S. federal income Tax purposes; or

(2) If it is an entity referred to in clause (1), then either: (x) it was not formed for the purpose of acquiring all or part of the Membership Interests and not more than 40% of the value of the interest of each of its beneficial owners will be attributable to the Membership Interests so acquired, or (y) it has and will have only the number of ultimate beneficial owners (looking through a pass-through entity described in clause (1) above to its beneficial owners, unless such an entity is able to give the certification in (1) or (2)(x)) identified to the Company in a written letter accompanying this Agreement.

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ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 Initial Capital Contributions. The initial capital contributions to the Company are set forth in Exhibit A.

Section 4.2 Additional Capital Contributions.

(a) The Board of Directors shall have the right to call for an Additional Capital Contribution from all or a portion of the Members, subject to their ratification pursuant to Section 7.6. Prior to making such call for Additional Capital Contributions, the Board of Directors shall discuss and consider alternative sources of financing (including debt financing).

(b) Any Additional Capital Contribution call shall be binding only when ratified in writing by the Members pursuant to Section 7.6.

(c) Additional Capital Contributions may be made in any form accepted by the Board of Directors.

(d) A Member’s obligation to make Capital Contributions, if any such obligation exists, shall not inure to the benefit of, or be enforceable by, any Person other than the Company, the Board of Directors and the other Members.

(e) The making of or failure to make any Additional Capital Contributions pursuant to this Section 4.2 shall not affect the right of a Member to participate in the management of the Company or the governance provisions set forth in this Agreement.

(f) The Initial Members agree that their cash and/or non-cash contributions to the Company will be made in such a manner that their capital accounts ultimately will be balanced. [*****].

Section 4.3 Nonpayment of Additional Capital Contributions. If a Member fails to make any Additional Capital Contributions required in accordance with this Article IV (“Non-contributing Member”) within thirty (30) Days after it is due, interest shall accrue on the unpaid portion at the lesser of (a) the Prime Rate plus [*****] percent ([*****]%) per annum (calculated and accrued on a monthly basis) and (b) the maximum rate permitted by Applicable Law. Additionally, the Company, subject to approval of the matter as a Related Party Transaction of the Non-contributing Member, may withhold any Distribution otherwise payable to such Non-contributing Member pursuant to the terms of this Agreement and offset any such Distribution against such delinquent Additional Capital Contribution, and obtain bank financing to fund such Additional Capital Contribution, the cost of such financing to be chargeable against the Non-contributing Member.

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Section 4.4 Advances by Members. If the Company does not have sufficient cash to pay its obligations, and bank financing is deemed impractical, a Member, upon the approval of the Board of Directors in accordance with Section 7.2(k), may advance all or part of the needed funds to or on behalf of the Company, provided, however, that if such advance is necessary due to a failure by a Member to make an Additional Capital Contribution, an advance by the other Member shall not require approval of the Board of Directors in accordance with Section 7.2(k).

(a) An advance described in this Section 4.4 that is necessary due to a cause other than a failure by a Member to make an Additional Capital Contribution, shall constitute a loan from the advancing Member to the Company, shall be considered a Related Party Transaction, shall bear interest at the Prime Rate plus [*****] percent ([*****]%) or any other rate as agreed to by the Board of Directors and such advancing Member from the date of the advance until the date of payment, and shall not constitute a Capital Contribution. Likewise, repayment of such advance shall not result in a decrease in the advancing Member’s Capital Account.

(b) An advance described in this Section 4.4 that is necessary due to a failure by a Member to make an additional Capital Contribution may, at the discretion of the advancing Member, constitute a loan from the advancing Member to the Member that failed to make the Capital Contribution, and shall bear interest at the lesser of (a) the Prime Rate plus [*****] percent ([*****]%) per annum (calculated and accrued on a monthly basis) and (b) the maximum rate permitted by Applicable Law, from the date of the advance until the date of payment.

ARTICLE V

BOOKS AND RECORDS

Section 5.1 Books and Records. The officers of the Company, acting under the general supervision of the Board of Directors, shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at such place designated by the Board of Directors showing the names, addresses and respective Membership Interests of the relevant Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company’s respective business and affairs including with respect to Capital Accounts of the Members.

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Section 5.2 Fiscal Year. The fiscal year of the Company for financial and Tax reporting purposes (the “Fiscal Year”) shall end on December 31 of each year or, if applicable, on the date of dissolution of the Company, unless a different fiscal year for Tax reporting purposes is required by the Code.

Section 5.3 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Company. The funds of the Company shall not be commingled with the funds of any Member. Checks will be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by one or more authorized officers of the Company.

Section 5.4 Company Information.

(a) The Company agrees to deliver to each Member:

(i) within three (3) Business Days after the end of each month in each Fiscal Year, unaudited monthly income statements and balance sheets of the Company;

(ii) within forty-five (45) Days after the end of each fiscal quarter in each Fiscal Year, unaudited quarterly financial statements of the Company;

(iii) within ninety (90) Days after the end of each Fiscal Year, audited annual consolidated and consolidating financial statements of the Company prepared in accordance with GAAP and audited by an independent accounting firm selected by the Board of Directors in accordance with Section 7.2(k); and

(iv) with reasonable promptness, such other data and information regularly prepared for senior management of the Company as from time to time may be reasonably requested by either Member.

(b) The timing requirements for information delivery in (a)(i) through (a)(iv) of this Section may be modified in good faith from time to time by the Board of Directors based on the actual timing needs of the Members for such information.

(c) The Company shall afford, and its respective officers, Directors, employees, auditors, counsel and agents to afford, each Member (and the Member’s employees and agents) reasonable access during regular business hours to the Company’s officers, Directors, employees, auditors, counsel and agents and to all of the Company’s respective properties, books and records, and shall furnish (including the right to copy) the Member (and the Member’s respective employees and agents) with all financial, operating and other data and information as the Members may reasonably request. This paragraph shall not be understood to require or authorize access to or disclosure of (i) any information contrary to the terms of any other section of this Agreement or restrictions applicable to a particular class of Membership Interest, (ii) trade secret information of the Company or its Members, (iii) other information the disclosure of which would in the view of the officers or Directors of the Company be contrary to the best interest of the Company, or (iv) information that the Company is required by law or by contract to keep confidential.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions Other Than Liquidation Proceeds. The Company shall not make any distributions to the Members except (i) as authorized by the Board of Directors in accordance with Section 7.2(k)(v), or (ii) as specified in this Section 6.1. Subject to Net Available Cash as determined by the Board of Directors, the Company may make cash distributions as a result of income from the Company’s operations in respect of the Members’ Tax liabilities at least five days prior to the installment due dates specified in Section 6655(c) of the Code, pro rata to each Member in proportion to the Member’s Percentage Interest. Any amounts designated for distribution shall be distributed, subject to the Act, pro rata in accordance with the Members’ respective Percentage Interests.

Section 6.2 Limitations on Distribution. Notwithstanding any provisions herein to the contrary, the Company shall not make a distribution if such distribution would violate the Act.

Section 6.3 Withheld Taxes.

(a) Each Member shall, to the fullest extent permitted by Applicable Law, indemnify and hold harmless each Person who is, or who is deemed to be, the responsible withholding agent (the “Withholding Agent”) for federal, state, local and non-U.S. Tax purposes against all claims, liabilities and expenses of whatever nature relating to the Agent’s obligation to withhold and to pay over, or otherwise pay, any withholding or other Taxes on income or gain allocable to such Member, payable by the Company or as a result of such Member’s participation in the Company.

(b) Notwithstanding any other provision herein, each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other Taxes payable by the Company with respect to such Member or as a result of such Member’s participation in the Company if, and to the extent that, the Company shall be required to withhold or pay any such Taxes (including any amounts withheld from amounts payable to the Company to the extent attributable, in the judgment of the Company, to the interest of such Member in the Company). The Member shall be deemed for all purposes stated herein to have received a payment from the Company pursuant to Section 6.1 as of the time such withholding or Tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s Interests. To the extent that the aggregate of such deemed payments to a Member for any period does not exceed the distributions to which such Member is otherwise entitled for such period, the Company shall reduce the amount of the distributions which would otherwise have been made to such Member, and if such distributions are not sufficient to reimburse the Company for such Tax payments (as the Company reasonably determines), the Company shall notify such Member who shall pay over to the Company, within fifteen (15) Business Days of such notice, an amount equal to such shortfall. Interest shall accrue on any amounts that a Member fails to pay to the Agent within fifteen (15) Business Days after it is requested under this Section 6.3 at the lesser of (A) the Prime Rate plus [*****]% per annum and (B) the maximum rate permitted by Applicable Law. To the extent commercially reasonable, the Company shall give prompt notice to each Member of any potential withholding or other Taxes payable by the Company with respect to such Member or as a result of such Member’s participation in the Company and shall cooperate with each Member desiring to take reasonable steps to mitigate any such Tax liability provided that (i) any expenses associated with such cooperation shall be borne solely by the applicable Member and (ii) the Company shall not be precluded from fulfilling all its withholding and other Tax obligations under Applicable Law (and shall not be liable to either Member for fulfilling such obligations).

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(c) When requested and to the extent able, each Member shall deliver to the Company: (i) an affidavit in form satisfactory to the Company that such Member (or its partners, members, shareholders or other owners as the case may be) is or is not subject to Tax withholding under the provisions of any federal, state, local, foreign or other law as of the date of this Agreement; and/or (ii) a certificate of non-foreign status under Treasury Regulations Section 1.1445-5(b)(3)(ii) (or any successor provision), and any other certificates, forms, or instruments reasonably requested by the Company relating to such Member’s status under such laws. Each Member shall cooperate with the Company to the extent reasonably requested by it in connection with any Tax audit of or involving the Company or any of its existing or former investments.

(d) The economic burden of any Tax (whether collected through withholding or directly imposed on the Company or any subsidiary (whether by law, regulation or contract)) that, in the Company’s reasonable discretion (as determined by the Board of Directors), is attributable to the identity or jurisdiction of a Member or to such Member’s failure to provide the information described in Section 6.3(c) will be specially allocated by the Company to any such Member and the Company may similarly specially allocate amounts held in reserve by the Company or any subsidiary related to such Tax, or an indemnity related thereto, or a purchase price discount, holdback, offset or similar reduction in gross proceeds reasonably related to such Tax. Any such Member shall be treated as having received an amount equal to all such Taxes paid or withheld as a distribution pursuant to Section 6.1.

Section 6.4 Information to Be Provided by Members.

(a) Upon execution of this Agreement, each Member shall provide a duly completed and executed valid IRS Form W-9 or W-8BEN, and shall provide a new IRS Form W-9 or W-8BEN (or successor forms) promptly upon learning that any form provided to the Company has become obsolete or incorrect.

(b) In case of any assignment of a Membership Interest or admission of a new Member pursuant to this Agreement, a Member shall (unless waived in writing by the Company) provide a duly completed and executed valid IRS Form W-9 or W-8BEN (or successor forms) prior to such assignment or admission becoming effective and shall provide a new IRS Form W-9 (or successor form) promptly upon learning that any form provided to the Company has become obsolete or incorrect.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

ARTICLE VII

MANAGEMENT: RIGHTS, POWERS, AND DUTIES

Section 7.1 General.

(a) Except as provided in this Agreement and except for situations in which the approval of either Member is expressly required by this Agreement or non-waivable provisions of Applicable Law, (i) all of the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of directors (the “Board of Directors”) and (ii) the Board of Directors may make all decisions and take all actions for the Company not otherwise provided for in this Agreement. The Board of Directors must act as a board in accordance with the provisions of this Agreement, and no individual Director, as such, shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of, the Company unless expressly authorized to do so by action taken by the Board of Directors in accordance with this Agreement.

(b) The Members shall have no power to participate in the management or affairs of the Company other than (i) the right to appoint Directors, (ii)the right to nominate or designate officers as expressly set forth herein, (iii) the rights set forth in Section 7.6, and (iv) matters requiring approval of the Members under Applicable Law. The Members shall not have meetings or voting rights with respect to the management of the Company and shall not be entitled to vote on or consent to or approve or disapprove actions or decisions regarding the Company except as expressly provided herein or as required by Applicable Law. Accordingly, no Member shall be considered an agent of the Company solely by virtue of being a Member, and no Member shall have authority to act for or bind the Company solely by virtue of being a Member. Members shall act by written consent with respect to any action required or permitted to be taken by the Members.

Section 7.2 The Board of Directors.

(a) Composition. The Board of Directors shall be composed of six Directors. Each of Framatome and Lightbridge and their respective successors, if any, shall have the right as a Member to appoint three Directors to the Board (such Directors, the “Framatome Directors” and the “Lightbridge Directors,” respectively), which directors shall include the Chairperson. Exhibit E shall contain the names and contact information of all current Directors.

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(b) Chairperson of the Board. The Chairperson of the Board shall be appointed on an annual basis, and the power to appoint such Chairperson shall alternate from year to year between the Initial Members. The Chairperson shall preside at all meetings of the Board of Directors, if present, and shall have such powers as are from time to time assigned by the Board of Directors.

(c) Election and Tenure of Directors. Each Director shall hold office until his successor has been appointed and qualified, or until the earlier of his death, disability, resignation or removal as provided in this Agreement.

(d) Removals and Vacancies. Any Director may be removed at any time, with or without cause, only by the Member that appointed such Director. Any Director may resign at any time upon written notice to the Board of Directors and the Members. Such resignation shall take effect at the time specified in the written notice, or, if no time is specified therein, at the time of its receipt by the Members; provided, however, that the acceptance of a resignation will not be necessary to make it effective, unless so specified in the resignation. Any vacancy on the Board of Directors may only be filled by the Member that originally appointed the Director who is no longer serving in such capacity. The applicable Member shall promptly appoint a replacement for any such Director who has resigned or was removed.

(e) Regular Meetings. Regular meetings of the Board of Directors shall be held at such time intervals as may be designated from time to time by the Board of Directors. All meetings of the Board of Directors shall be held at the general offices of the Company or elsewhere, as determined from time to time by the Board.

(f) Special Meetings. Special meetings of the Board of Directors may be held at any time or place upon call by the Chairperson of the Board of Directors or the CEO or upon the written request of at least two Directors (addressed to the Secretary of the Company).

(g) Notice of Meeting. The Secretary shall give notice to each Director of each regular and special meeting of the Board of Directors. The notice shall state the time, place and agenda of the meeting and include appropriate documentation to be considered at the meeting. Notice for regular meetings is given to a Director when it is delivered personally to the Director, left at the Director’s principal residence or usual place of business, or transmitted by facsimile or telephone or email (with receipt confirmation by each addressee), at least seven Business Days before the date of the meeting or, in the alternative, sent by first priority mail, overnight (if available) courier addressed to the Director’s address as it shall appear on the records of the Company, at least eight (8) Business Days for domestic deliveries to overnight delivery areas or nine (9) Business Days for international and other deliveries before the day of the meeting. Notice for special meetings shall be given to each Director with as much advance notice as is practicable under the circumstances. Notice of any meeting of the Board of Directors is waived by any Director who attends the meeting or who, before or after the meeting, signs a waiver of notice which is filed with the records of the meeting. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(h) Quorum; Action by Directors. Except as set forth in Section 7.2(k), the action of a majority of the Directors present in person or by written proxy (which proxy shall only be given to another Director) at a meeting at which a quorum is present is an action of the Board of Directors, provided that, at least one Director appointed by each of Framatome and Lightbridge votes in favor of the action. A majority of the entire Board of Directors, including at least one Director appointed by each of Framatome and Lightbridge, shall constitute a quorum for the transaction of business. In the absence of a quorum, the Directors present, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such reconvened meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each Director and filed with the minutes of proceedings of the Board of Directors.

(i) Meeting by Telephone or Video Conference. Members of the Board of Directors may participate in a meeting by means of a conference telephone, video/computer monitor, or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

(j) Committees of the Board of Directors. From time to time, the Board of Directors may establish one or more committees with such composition, responsibilities and powers as the Board of Directors may determine, provided, however, that such committees shall, at a minimum, include an audit committee and a governance committee; and provided, further, that Directors appointed by each of Framatome and Lightbridge shall be appointed in equal numbers on all such committees. Committees shall meet at such times as they or the Board of Directors directs. The decisions of any committee shall be subject to the ultimate approval of the Board of Directors. The Board of Directors shall establish rules governing the organization and actions of each committee based on the provisions of this Agreement with respect to the Board of Directors.

(k) Special Matters. Notwithstanding anything herein to the contrary, approval of at least two-thirds of the Directors appointed by the Class A Members that each own a minimum of 25% of Class A Membership Interests (but disregarding any Directors who have recused themselves with respect to a Related Party Transaction) then in office shall be required with respect to the following matters (each of which shall constitute a “Special Matter”). At any time that the Directors are considering a Special Matter, all of the Directors appointed by a Member must vote in the same manner, either for or against, except with respect to a Related Party Transaction, for which the Directors nominated by the Member with a conflict of interest shall recuse themselves.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(i) The approval of each Annual Budget, Three-Year Budget and Strategic Plan;

(ii) Any increase in the cost of a material element identified in the Annual Budget that individually or in the aggregate amounts to a material increase in the cost of such element in the Provisional Budget, Annual Budget, or any increase in any other costs incurred in accordance with the Annual Budget that amounts to a material increase in the aggregate costs under the Annual Budget (other than any variance relating to a Non-Controllable Item) (materiality levels are as stated in Exhibit F);

(iii) The entry into of any contract that exceeds the levels set forth in Exhibit F in total potential liability or risk to the Company over the term of the contract, unless the expenditures for such contract are provided for in the Provisional Budget, Annual Budget or Three-Year Budget;

(iv) The entry into or resolution of a material dispute in any Related Party Transaction; provided that a simple majority of non-recused Directors may approve a Related Party Transaction or resolve a non-material Related Party Transaction dispute that does not exceed the levels set forth in Exhibit F in total potential liability or risk to the Company over the term of the agreement;

(v) The making of any distribution by the Company to its Members (other than cash distributions in respect of Members’ Tax liabilities pursuant to Section 6.1);

(vi) Any change to the organization, governance or management structure of the Company from the principles set forth herein;

(vii) The issuance of any New Securities or the admission of any new Member to the Company (other than in connection with a Transfer of a Membership Interest in compliance with Section 9.2(a) or Section 9.2(b) and subject to any Member approval required under Section 7.6;

(viii) Any incurrence of indebtedness, individually or in a series of related transactions (disregarding any that have been previously approved as a Special Matter), in excess of the levels set forth in Exhibit F, or the granting of any guaranty or lien, mortgage or pledge over all or substantially all of the assets of the Company;

(ix) Initiating or making any settlement or compromise of a claim in excess of the levels set forth in Exhibit F in connection with a dispute (whether or not involving litigation) involving a third-party, or any dispute with a Governmental Authority;

(x) Staffing of key executive officer positions of the Company;

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(xi) A grant of authority to the Chairperson, CEO or other officers of the Company that would materially alter the authority granted to such officer under this Agreement other than delegations of authority in the ordinary course of business;

(xii) Any reorganization, dissolution, liquidation, winding up or bankruptcy of the Company;

(xiii) Any decision by the Company to enter into a new line of business;

(xiv) Changes in material accounting policies, other than as required by GAAP;

(xv) The engagement or discharge of independent auditors;

(xvi) Any decision by the Company to enter into any material acquisition, divestiture, joint venture or partnership;

(xvii) Any decision by the Company to enter into a Company Change of Control transaction or to effect an initial public offering of the Company;

(xviii) Any recapitalization, reclassification or similar event by the Company;

(xix) Any loans or advances provided to the Company by a Member, except for any loan made by a Member to the Company in satisfaction of a failure by the other Member to make a capital contribution in accordance with Section 4.4;

(xx) A decision to pursue a new Project; and

(xxi) Entering into any agreement or arrangement to do any of the above.

(l) Interface with the IP Committee. The Board of Directors shall interface regularly with the IP Committee regarding IP issues over which the IP Committee has authority per the terms of the Co-Ownership Agreement. The IP Committee may make recommendations to the Board of Directors regarding matters related to the Company’s ownership, management and use of its IP licenses to Foreground Information, which have been granted to the Company by Lightbridge and Framatome S.A.S. The IP Committee shall be advisory in nature and shall have no governance or other authority over the Company.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 7.3 Officers.

(a) Election, Tenure and Removal of Officers. The officers of the Company shall be elected by the Board of Directors. An officer shall serve until his death, resignation or removal. All officers or agents of the Company may be removed at any time by the Board of Directors. The removal of an officer or agent does not prejudice any of his contract rights. The Board of Directors (or any committee or officer authorized by the Board of Directors) shall fill a vacancy which occurs in any office subject to the nomination rights of a Member specified in this Agreement.

(b) Executive Officers. The Company shall have a President who shall be the Chief Executive Officer (the “CEO”), a Secretary, and a Treasurer and such other officers as the Board of Directors may deem necessary for the conduct of the business and affairs of the Company. A person may hold more than one office in the Company.

(c) CEO. In the absence of the Chairperson of the Board, the CEO shall perform all duties of the Chairperson of the Board but shall not have a vote unless he or she is otherwise a Director. The CEO shall have the power and authority to operate the Company on a day-to-day basis within the broad parameters set forth in the Annual Budget and Strategic Plan, including the ability to sign contracts and take other actions within the scope typically granted to a CEO of a business enterprise and subject to any limits imposed by the Board. Subject to the delegation of financial authority policy implemented pursuant to Section 7.9 or any other limitations imposed by the Board, the CEO may sign and execute, in the name of the Company, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Company; and, in general, shall perform all duties incident to the office of a president of a corporation, and such other duties as are from time to time assigned by the Board of Directors. The CEO shall be appointed by the Board of Directors and may be removed only by the Board of Directors.

(d) Vice Presidents. Each Vice President, if one is appointed, shall have such powers and duties as may be assigned by the Board of Directors. A Vice President may be designated by the Board of Directors to perform, in the absence of the CEO, all the duties of the CEO.

(e) Secretary. The Secretary shall attend all meetings of the Board of Directors and shall notify the Directors of such meetings in the manner provided in this Agreement. He or she shall record the proceedings of all such meetings in books kept for that purpose. The Secretary shall have such other powers and duties as may be assigned by the Board of Directors, as well as the specific powers assigned by this Agreement.

(f) Treasurer. The Treasurer shall have the care and custody of the funds and valuable papers of the Company, and shall receive and disburse all monies in such manner as may be prescribed by the Board of Directors. He or she shall have such other powers and duties as may be assigned by the Board of Directors, as well as the specific powers assigned by this Agreement.

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(g) Assistant Officers. Each assistant officer, if any are appointed, can act in the place of the person holding the office to which such position relates and perform all of the duties of such officer, consistent with Applicable Law. In addition, an assistant officer shall have such powers as are from time to time assigned by the person holding the office to which his position relates, the CEO, or the Board of Directors.

(h) Compensation. Subject to the limitations of the Annual Budget, officers of the Company shall receive such compensation as shall be determined by the Board of Directors.

Section 7.4 Budget and Strategic Plan.

(a) Annual Budget, Three-Year Budget and Strategic Plan. The initial annual operating budget for the Company for the year in which the execution of this Agreement occurs shall be the budget attached hereto as Exhibit B. In the absence of contrary direction from the Board of Directors, no later than [*****], of each year, the CEO shall present to the Board a preliminary version of (i) the proposed annual operating budget for the Company for the following Fiscal Year (the “Annual Budget”), (ii) an operating and capital expenditures budget for the Company for the following three Fiscal Years (a “Three-Year Budget”), and (iii) a strategic business and operating plan for the same three years (a “Strategic Plan”) for the Company. By no later than [*****] of each year, the CEO shall present a final version of the Annual Budget, Three-Year Budget and Strategic Plan to the Board for review and approval. The Board will seek to approve the Annual Budget, the Three-Year Budget and the Strategic Plan, in accordance with the requirements of Section 7.2(k)(i), no later than forty-five (45) calendar days after having received the final versions of the same.

(b) Provisional Budget. If the Board of Directors does not adopt a proposed Annual Budget prior to the end of a fiscal year, then the Annual Budget previously approved by the Board for the preceding Fiscal Year for items other than R&D and capital expenditures (other than as noted in Section 7.4(c)), shall remain in effect, after giving effect to any dispositions or other material changes to the assets of the Company or any of its Subsidiaries during such Fiscal Year (the “Provisional Budget”). Any items of the proposed Annual Budget that have been or are separately approved will become operative and the Board of Directors may make other changes to the Provisional Budget at any time prior to approving a final Annual Budget. If the Board of Directors adopts an Annual Budget prior to the end of the Fiscal Year covered by a Provisional Budget, such Annual Budget shall then become effective and shall supersede the Provisional Budget.

(c) A Provisional Budget shall be adjusted automatically for the following (to the extent it does not already incorporate such item): (i) the budgeted amount for any expenditures over which the Company has little or no control, such as real property Taxes, insurance premiums, utility charges, interest and principal due on then-existing indebtedness entered into in accordance with terms of this Agreement and amounts payable pursuant to the terms of then-existing contracts by which the Company, its Subsidiaries and relevant Investee Companies are bound (collectively, “Non-Controllable Items”) shall be the amount required to pay such items, and (ii) the budgeted amount for recurring capital expenditures and any other items of expense that are not Non-Controllable Items shall be the applicable amount set forth in the then most recently approved Annual Budget or, if not represented in the Annual Budget, in the Three-Year Budget, such amounts in (ii) above being adjusted for changes in inflation as reflected in the appropriate price index for such item and/or locale.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(d) The Company may make any expenditure that is consistent with the Annual Budget or the Provisional Budget.

(e) Notwithstanding the vote required to approve the Annual Budget, Three-Year Budget and Strategic Plan as set forth in Section 7.2(k)(i), to the extent a Special Matter has been unanimously approved by the Board of Directors pursuant to Section 7.2(k), the Annual Budget, Three-Year Budget and Strategic Plan shall be considered to have been revised accordingly.

Section 7.5 Liability and Indemnification.

(a) Liability for Certain Acts. Each Director and officer shall perform his duties (i) in good faith; (ii) in a manner the person reasonably believes to be in or not opposed to the best interests of the Company and (iii) with such care as an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, (1) Directors may vote or consent in accordance with the interest of the Member appointing them, and shall not be held liable to the Company or any Member for a breach of any obligation to the Company or a Member when acting in accordance with any such interest and (2) the Directors and officers shall not be liable to the Company or any Member for any action taken or omission in managing the business or affairs of the Company if the Directors and officers have the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to them by the Agreement. In performing his duties, a Director or officer shall be entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by (x) any officer (in the case of a Director) or any other officer (in the case of an officer) or any employee of the Company whom the person reasonably believes to be reliable and competent in the matters presented; (y) a lawyer, certified public accountant, or other person, as to a matter which the person reasonably believes to be within such person’s professional or expert competence; or (z) with respect to a Director only, a committee of the Board of Directors on which the Director does not serve, as to a matter within the committee’s designated authority, if the Director reasonably believes the committee to merit confidence. However, a Director or officer will not be acting in good faith if he has any actual knowledge concerning the matter in question which would cause such reliance to be unwarranted.

(b) Members. The Members shall not be engaged in the day to day management of the Company, and shall not be liable to the Company for any loss or damage sustained by the Company except for (i) any loss or damage resulting from intentional misconduct or knowing violation of Applicable Law, or (ii) liability for any breach of this Agreement. To the fullest extent provided by law, no Member shall, due to its status as a Member, have any fiduciary duty, duty of care or any other duty to any other Member; provided, however, that the foregoing shall not limit any Member’s obligation under or liability for breach of the express terms of this Agreement or the duties that normally apply as between parties to a contract. The Members shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data, prepared or presented by any Director, officer or any employee of the Company whom the person reasonably believes to be reliable and competent in the matters presented, or any lawyer, certified public accountant, or other person, as to a matter which the person reasonably believes to be within such person’s professional or expert competence.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(i) Other than with respect to indemnified claims under Section 7.6(d) (Indemnification of Members by Other Members ) and breaches of the confidentiality requirements under Section 13.11 (Confidentiality), no Member shall be liable under this Agreement or solely in its capacity as a Member to the Company or another Member for consequential, incidental, punitive, exemplary, special or indirect damages, whether arising in tort, contract, under any statute, under any indemnity provision or otherwise.

(c) Indemnification of Members by the Company.

(i) The Company shall indemnify, advance expenses and hold each Director and each officer harmless against any and all claims, actions, demands, costs, expenses (including attorneys’ fees), damages and losses as a result of any allegation, claim or proceeding relating to any act, decision or omission concerning the activities of the Company and/or the authority granted such person pursuant to this Agreement, except for fraud. The Board of Directors may cause the Company to indemnify and advance expenses to other employees and agents of the Company to the same or to a lesser extent as indemnification is provided to the Directors and officers. Any indemnification and advancement of expenses provided by the Company shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the person entitled to indemnification.

(ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

(iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time resolutions or contracts implementing such provisions and to provide for any further indemnification arrangements as may be permitted by law. No amendment of this Agreement or repeal of any of its provisions shall limit or eliminate the right to indemnification or advancement of expenses provided hereunder with respect to any act or omission occurring prior to such amendment or repeal. The Company may, if the Board of Directors deems it appropriate in its sole discretion, obtain insurance for the benefit of the Board of Directors and the officers, employees and agents of the Company.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(iv) Notwithstanding anything to the contrary contained herein, no person serving as a Director or officer shall be liable to the Company or any Member for money damages except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (2) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment of this Agreement or repeal of any of its provisions shall limit or eliminate the limitation on liability for money damages provided to Directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

(v) Notwithstanding anything to the contrary contained herein, the advancement of expenses to any Person shall be conditioned upon the Person seeking such advancement providing the Company (1) a written affirmation that the Person has a good faith belief that the standard of conduct necessary for indemnification as provided in this Section 7.5 has been met and (2) a written undertaking to repay the amount advanced if it is ultimately determined that the standard of conduct was not met.

(d) Indemnification of Members by Other Members. If a Member breaches the IP or confidentiality requirements or a Member’s IP is alleged to infringe on that of a third party, the breaching or allegedly infringing Member shall indemnify, defend, protect, save and hold harmless the other Member against any and all losses, liabilities, judgments, awards and costs (including legal fees and out-of-pocket expenses reasonably incurred by such Member) arising out of or related to any claim in whole or in part based on such IP or confidentiality breach of the breaching Member. The Members shall remain liable for infringement claims based on IP they have contributed and for their IP or confidentiality breaches notwithstanding any transfer of Membership interests to a transferee, unless such transferee i) specifically assumes the transferring Member’s infringement claim liability, and ii) is of equal or greater financial strength than the transferring Member. In such case, the transferring Member shall reasonably cooperate with the transferee in the infringement indemnification process.

Section 7.6 Member Approvals. Except as provided in this Section 7.6, no act of the Company requires consent of the Members. Accordingly, except as provided in this Section 7.6, wherever the Act would otherwise require consent of the Members to approve or take any action, such consent shall not be required. The following actions will require approval by written consent of two-thirds of Class A Members in addition to any approval required of the Board of Directors:

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(a) Any amendment to this Agreement other than amendments expressly permitted to be made by the Board of Directors pursuant to this Agreement;

(b) Any issuance of additional Class A Membership Units or non-voting Class B Membership Units, or the creation of additional classes of membership units and determination of powers, designations and preferences associated with such additional classes of membership units;

(c) Approval by non-transferring Member(s) of any Transfer of a Membership Interest not expressly permitted by this Agreement or for the admission of any Person as a Member unless expressly permitted by this Agreement;

(d) Approval of any amendment to the Company’s Certificate of Formation; and

(e) Approval to ratify binding Additional Capital Contributions.

Section 7.7 Appointment of Employees. Each Member will agree to provide adequate staff for the management of the Company in accordance with the Member’s special competencies, capabilities, the requirements of Applicable Law, the regulatory strategy of the Company and other agreements on terms as agreed by the Board of Directors.

Section 7.8 Events of Default. Upon an Event of Default, the non-Defaulting Member (the “Non-Defaulting Member”), in addition to any other rights it may have pursuant to this Agreement, may elect to transfer all or any portion of its membership interests in the Company without regard to the requirements of Section 9.3.

Section 7.9 Delegation of Financial Authority. The Company shall implement and operate pursuant to a written delegation of financial authority (“DOFA”) policy, which shall be reviewed and approved periodically by the Audit Committee of the Board of Directors.

ARTICLE VIII

TAX MATTERS AND CAPITAL ACCOUNTS

Section 8.1 Tax Treatment. Each of the Members intends for its initial capital contribution to the Company to qualify as a tax-free contribution pursuant to Section 721 of the Code. Upon such initial capital contribution, the Company will be treated as a partnership for U.S. federal income Tax purposes, and neither the Company nor its Members shall take any action or position that is inconsistent with such classification.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 8.2 Tax Returns and Information.

(a) The Board of Directors shall cause to be prepared at the expense of the Company and shall timely file or cause to be filed all required and necessary Tax or information returns and all other filings for the Company which shall be prepared by a nationally recognized accounting firm prepared in accordance with Applicable Law. The Board of Directors shall cause, at the expense of the Company, to be provided to each Member a copy of any Tax return or other information statement reasonably required by such Member, including IRS Schedule K-1 within sixty (60) Days after the end of the Fiscal Year (or as soon as reasonably practicable thereafter) in order to properly comply with its Tax filing requirements and shall cause to be provided to each Member all other information as may be reasonably requested by such Member in order to enable such Member (or the holder of a direct or indirect interest therein) to comply with its Tax obligations, including without limitation copies of notices from Tax authorities and other Tax-related information received by the Company. In addition, the Company shall cause to be prepared any filings, applications or elections necessary to obtain any available exemption from, or refund of, any material withholding or other Taxes imposed by any non-U.S. (whether sovereign or local) Taxing authority with respect to amounts distributable to the Members pursuant to this Agreement, to the extent the Company can do so without unreasonable effort or expense. Each Member agrees that it will cooperate with the Company in making any such filings, applications or elections to the extent the Company determines that such cooperation is necessary or desirable. If either Member must make any such filings, applications or elections directly, the Company, at the request of such Member shall provide such information and take such other action as may reasonably be necessary to complete or make such filings, applications or elections, to the extent the Company can do so without unreasonable effort or expense. The Company shall distribute any amounts received as refunds of such non-U.S. Taxes to the Members in respect of which such non-U.S. Taxes were imposed. Any refunds of such non-U.S. Taxes received by the Company or a Member shall be treated as an additional distribution pursuant to Section 6.1 unless such amounts were already treated as having been distributed to such Member. In the event that a Member makes a request for a refund of non-U.S. Taxes previously paid by such Member or the Company, a copy of the request shall be sent by the Member to the Company.

(b) The Company shall deliver to the Members a draft IRS Form 1065 and drafts of any other state income Tax returns, 30 days prior to the date on which the relevant return is to be filed (including extensions). Each of the Members shall have the right within 15 days of receipt of the draft return to deliver a notice (an “Objection Notice”) to the Company stating that the Member objects to any information contained on or omitted from any draft Company tax return and setting forth an alternative treatment of the item or items disputed. If a Member files an Objection Notice, the Board of Directors shall negotiate in good faith to resolve the item or items disputed. If a Member and the Board of Directors fail to resolve any disputed item, the Company shall file the Company Tax Return in a manner consistent with the draft Company Tax Return provided to the Members.

Section 8.3 Tax Matters Partner and Elections.

(a) The Members agree and consent that Lightbridge may, on behalf of the Company, at any time, and without further notice to or consent from either Member act as the tax matters partner within the meaning of Section 6231(a)(7) of the Code for U.S. Federal income, state or local tax purposes.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b) All material Tax decisions and other matters not specifically and expressly provided for by the terms of this Agreement concerning accounting procedures and the allocation of profits, gains, deductions, losses and credits among the Members (including, but not limited to, elections under Section 754 of the Code, or special allocations under Section 704(c) of the Code), shall be determined by the Board of Directors in good faith. Such determinations made in good faith by the Board of Directors shall, in the absence of manifest error, be final as applied to all Members. The Tax Matters Partner shall, after any such determinations are made, file any elections or forms or documents with the IRS in accordance with these determinations, and shall otherwise take reasonable action with respect to any remaining Tax matters as may from time-to-time be required or advisable under the Treasury Regulations or other Applicable Law.

Section 8.4 Capital Accounts.

(a) “Capital Account” means, with respect to any Member, the Capital Account the Company shall maintain for such Member in accordance with the following provisions:

(i) Each Member’s Capital Account shall be increased by the amount of any money and the Gross Asset Value of any other property and/or services contributed to the Company by such Member (net of liabilities secured by contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), as may be adjusted pursuant to a revaluation, as well as any Net Income allocated to such Member pursuant to this Section 8.4 and the amount of any Company liabilities assumed by such Member or secured by any Company assets distributed to such Member.

(ii) Each Member’s Capital Account shall be decreased by the amount of money and the Gross Asset Value of any other Company property distributed to such Member pursuant to any provision of this Agreement, any Net Losses allocated to such Member pursuant to this Section 8.4 (including the Member’s share of expenditures described in Section 705(a)(2)(B) of the Code) and the amount of any liabilities of such Member assumed by the Company.

(iii) In the event any Member’s Membership Interest (or portion thereof) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of such Member to the extent such Capital Account relates to the transferred Membership Interest (or portion thereof) and the Company’s Net Income and Net Loss shall be allocated between the transferor and the transferee on a basis consistent with applicable requirements under Section 706 of the Code; provided that no allocation agreed to between the transferor and the transferee shall be effective unless (A) the transferor and the transferee shall have given the Company written notice, prior to the effective date of such Transfer, stating their agreement that such allocation shall be made on a certain basis consistent with the applicable requirements under Section 706 of the Code, (B) the Tax Matters Partner shall have consented, in its sole discretion, to the manner the transferor and transferee have agreed to with respect to such allocation and (C) the transferor and the transferee shall have agreed to reimburse the Company for any incremental accounting fees and other expenses incurred by the Company in making such allocation.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b) For Capital Account purposes, and only as between the Initial Members, Net Income and Net Losses of the Company initially and whenever necessary thereafter shall be allocated among the Initial Members so as to expeditiously result in the Initial Members’ Capital Accounts being equal in value to one another, as follows:

☐ Step 1: profits and losses will first be allocated to cause the capital accounts of the Initial Members to be equal.

☐ Step 2: Profits and losses allocated to the initial Members will then be allocated 50-50 between such Initial Members.

(c) After giving effect to the special allocations required by this Agreement (including pursuant to Sections 6.3, 8.4(e), (f), (g), and (h), if any), Net Income and Net Loss of the Company for each Fiscal Year (or shorter tax accounting period selected by the Tax Matters Partner or as required by law) shall be allocated among the Members, based on their Percentage Interest.

(d) For U.S. federal, state and local income Tax purposes, items of income, gain, loss, and deduction shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under this Section 8.4, except that each Member’s allocable share of each item of income, gain, loss and deduction shall be adjusted to reflect the difference between such Member’s share of the adjusted tax basis and the Gross Asset Value of each of the Company assets, and the Board of Directors shall specially allocate any adjustments pursuant to Section 482 of the Code, if any, to the Members that may be subject to such potential adjustments. The adjusted Tax basis and the Gross Asset Value (for the Company) of the Initial Capital Contributions of the Company assets are indicated in Exhibit A (as it may be amended or supplemented from time-to-time). The Company shall elect to use the “Traditional Method” of making tax allocations described in Treasury Regulations Section 1.704-3 with respect to Company assets, unless the Board of Directors elects otherwise. This provision is intended to comply with the requirements of Section 704(c) of the Code, the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-1(b)(4)(i) and shall be interpreted as in conformity therewith. Credits (including without limitation credits under Section 45J of the Code) shall be allocated among the Members in accordance with their respective Percentage Interests.

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(e) The provisions of this Section 8.4 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the rules of Treasury Regulations Section 1.704 and shall be interpreted and applied in a manner consistent with such Regulations. The Board of Directors shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 8.4 if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

(f) In the event the Company incurs any nonrecourse liabilities within the meaning of Treasury Regulations Section 1.704-2(b)(3), income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Sections 1.704-1(b)(4)(iv) and 1.704-2 of the Treasury Regulations.

(g) In the event either Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its Capital Account in excess of that permitted under Section 8.4(h) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 8.4(g) shall be taken into account in computing subsequent allocations pursuant to this Section 8.4 so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Section 8.4 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Section 8.4 if such unexpected adjustments, allocations or distributions had not occurred.

(h) Notwithstanding any provision set forth in this Section 8.4, no item of deduction or loss shall be allocated to a Member to the extent the allocation would cause a negative balance in such Member’s Capital Account (after crediting to such Capital Account any amounts that such Member is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Member would be required to reimburse the Company pursuant to this Agreement or under Applicable Law. In the event either but not both of the Members would have such excess Capital Account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 8.4(h) shall be applied on a Member by Member basis so as to allocate the maximum permissible deduction or loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. In the event any loss or deduction shall be specially allocated to a Member pursuant to either of the two preceding sentences, an equal amount of income of the Company shall be specially allocated to such Member prior to any allocation pursuant to Section 8.4(c).

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(i) Any partner “nonrecourse deductions” within the meaning of Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(b)(4) shall be allocated as provided in the applicable Treasury Regulations.

(j) The Capital Accounts of the Members may be adjusted at the Board of Director’s discretion in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of Company property (i) whenever a Membership Interest in the Company is relinquished to the Company, (ii) whenever a new or existing Member acquires an interest in the Company in exchange for more than a de minimis Capital Contribution, (iii) upon any termination of the Company within the meaning of Section 708 of the Code, and (iv) when the Company is liquidated pursuant to Article XI, and shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash) to a Member.

Section 8.5 Consistent Tax Treatment. Each Member agrees that without the prior written consent of the Company, approved by the Board of Directors, it shall not (i) treat on its own income Tax returns or any other Tax-related filings, any item of income, gain, loss, deduction or credit relating to its Membership Interests in a manner inconsistent with the terms of this Agreement or the treatment of such items by the Company as reflected on the Tax return or other information statements furnished to such Member pursuant to Section 5.4 hereof, or (ii) file any claim for a refund relating to any such item based on, or which would result in, such inconsistent treatment, or take any other inconsistent action (an “Inconsistent Position”). Notwithstanding the foregoing sentence, a Member shall be allowed to take an Inconsistent Position, if (i) it obtains a written opinion from nationally recognized counsel approved by the Company that the treatment adopted by the Company is not consistent with law, (ii) notifies the Company in writing in advance and attaches a copy of such opinion to such notice, and (iii) discusses its position in good faith with the Company. Nothing in this Article VIII shall limit the ability of either Member to take any position in its individual capacity relating to any audit or other administrative proceedings of Company matters that is left to the determination of any individual Member under the Code or under any similar state or local provision.

ARTICLE IX

TRANSFERS OF MEMBERSHIP INTERESTS

Section 9.1 Restrictions Applicable to All Transfers by the Members.

(a) Each Member agrees with the other Member and the Company that such Member shall not Transfer to any Person (a “Transferee”) all or any portion of its Membership Interests except as hereinafter expressly permitted in this Article IX or as approved by the Members pursuant to Section 7.6 (each such permitted Transfer, a “Permitted Transfer”). Any purported Transfer of Membership Interests other than a Permitted Transfer shall be null and void.

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(b) No Member shall Transfer any of its Membership Interests at any time unless such action would not:

(i) constitute a violation of any Applicable Laws of any jurisdiction or a breach of the conditions to any exemption from registration of securities under any Applicable Law or a breach of any undertaking or agreement of such Member entered into pursuant to any Applicable Law or in connection with obtaining an exemption thereunder;

(ii) affect the Company’s existence or qualification as a limited liability company under the Act or any other Applicable Law that is or might be applicable to the Company;

(iii) in the opinion of nationally recognized U.S. tax counsel, render the Company a publicly traded partnership under Sections 7704 or 469 of the Code, or otherwise cause it to be an association taxable as a corporation for U.S. federal income Tax purposes; or

(iv) cause the Company to be terminated under Section 708(b)(1)(B) of the Code (unless this restriction is waived by the other Member(s)).

(c) As a condition of Transfer, each Transferee of Membership Interests that is not already a Member shall execute, and deliver to each Member and the Company, a counterpart of this Agreement. Each such Transferee of Membership Interests shall thereafter be deemed to be a Member hereunder and shall have the benefit of, and be subject to, all of the rights, obligations and limitations with respect to such Transferred Membership Interests (including the restrictions on Transfers set forth in this Article IX) to the same extent as the transferring Member under this Agreement; provided, that in the event of a Transfer by a Member to an Affiliate (whether or not an Affiliate Transferee), such Member shall not be relieved of obligations incurred hereunder unless the Transfer has been approved by the Company and the other Member(s) who own Class A Membership Units.

(d) No Transfer of Membership Interests hereunder shall release the transferring Member from any liability or obligation it may have hereunder with respect to liabilities and obligations incurred prior to the date of such Transfer or with respect to Membership Interests that it continues to own after the date of such Transfer.

(e) Each certificate, if any, evidencing any Membership Interests owned by either Member on the date hereof, or hereafter acquired by either Member, shall contain the following restrictive legend:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE OPERATING AGREEMENT OF ENFISSION, LLC, A DELAWARE LIMITED LIABILITY COMPANY, DATED AS OF [______], COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID OPERATING AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION; AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

In the event the requirement that all or any part of the restrictive legend above be placed upon a certificate has terminated, or in the event that the Board of Directors determines it is advisable to remove, replace or modify such restrictive legend (based on the advice of competent outside legal counsel), the Company shall provide each Member and any other Person that owns any such securities, at its request, without any expense (other than applicable transfer Taxes and similar governmental charges, if any), with new certificates, if any, for such securities of like tenor either (i) not bearing the legend with respect to which the restriction has ceased and terminated, and/or (ii) bearing such additional and/or modified restrictive legends as the Board of Directors determines advisable based on the above-mentioned legal advice.

Section 9.2 Permitted Transfers.

(a) At any time, a Member may Transfer its Membership Interests if the Transfer complies with the following terms and conditions:

(i) such Member shall have delivered a Transfer Notice in accordance with Section 9.3(a) (except in the case of a Transfer to an Affiliate Transferee pursuant to this Section 9.2);

(ii) the proposed Transferee is either (i) not on the list of Restricted Transferees in Exhibit D or (ii) the non-transferring Class A Member(s) have consented in writing to such Transfer and any additional conditions imposed by such non-transferring Members pursuant to Section 9.2(c) below are met;

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(iii) the Member delivering the Transfer Notice has complied with the right of first offer provisions in Section 9.3 and otherwise shall comply with Section 9.1;

(iv) such Transfer would not, in the reasonable view of the non-transferring Class A Member(s), create a regulatory challenge or restriction that has the potential to materially disrupt operation of the Company;

(v) such Member and its Transferee execute, acknowledge, and deliver to the Company such instruments of Transfer and assignment with respect to such Transfer as are in form and substance reasonably satisfactory to the Company, including without limitation, the execution of this Agreement;

(vi) the Company has determined, at such Member’s expense, that the Transfer would not violate Section 9.1(b);

(vii) such Member provides the Company with the notification required by Code §6050K(c)(1); and

(viii) all costs and expenses incurred by the Company in connection with the Transfer of Membership Interests shall be paid by the transferring Member or by the Transferee.

(b) Notwithstanding anything in Section 9.2(a) to the contrary, a Member may Transfer all or any portion of its Membership Interests to an Affiliate Transferee of the Member at any time without being subject to the right of first offer provisions in Section 9.3, but subject to compliance with all other requirements of this Section 9.2.

(c) The list of Restricted Transferees in Exhibit D and referenced in Section 9.2(a)(ii) shall at all times be reasonable, updated by the Members on an annual basis, and include only those persons who are actual direct competitors of the Members in the nuclear fuel business. The non-transferring Member(s) may require reasonable restrictions around a transfer to a Restricted Transferee, including, but not limited to a grant of additional voting / control rights to the non-transferring Member and/or the creation of an information “firewall” to prevent disclosure of proprietary information of the Company or of the non-transferring Member to the Restricted Transferee. In determining the level of protections to be required for provision of consent, the non-transferring Member must reasonably evaluate the competitive risk and give appropriate weight to the timing of the transfer (development/innovation vs. commercialization phase), the degree of “directness” of the competition posed by the competitor/transferee, and the feasibility of mechanisms that can be put in place to effectively mitigate the competitive risk posed by such transfer. In all cases, the non-transferring Member shall have the ability to not consent to, and thus prohibit, a transfer to a Restricted Transferee only after it has in good faith fully considered reasonable restrictions to mitigate the competitive risk posed by the transfer to a Restricted Transferee.

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(d) In the event the conditions set forth in Section 9.2(a) above are not satisfied in connection with any Transfer subject thereto, the Transfer shall be null and void ab initio, the Company shall not recognize the attempted purchaser, assignee, or Transferee for any purpose whatsoever, and the Member attempting such Transfer shall have breached this Agreement, for which the Company and the other Members shall have all remedies available under Applicable Law. Each Member specifically acknowledges that a breach of this Article IX would cause the Company and the Member to suffer immediate and irreparable harm, which could not be remedied by the payment of money. In the event of a breach or threatened breach by a Member of the provisions of this Article IX, the Company or other Member shall be entitled to injunctive relief to prevent or end such breach. Nothing herein shall be construed to prevent the Company or other Member from pursuing any other remedies available to it for such breach or such threatened breach, including the recovery of damages, reasonable attorneys’ fees and expenses. A Transferee shall automatically be admitted as a Member of the Company with respect to the transferred Membership Interest upon consummation of the Transfer in compliance with this Article IX.

Section 9.3 Right of First Offer.

(a) Except in the case of a Transfer to an Affiliate Transferee pursuant to Section 9.2, prior to the Transfer of Membership Interests, the Member proposing to Transfer all or any portion of its Membership Interest (the “Offering Member”) must deliver a Transfer Notice to all of the other Member(s) at least [*****] but no more than [*****] prior to the proposed Transfer. The other Members, individually or in combinations of one or more Members (pro rata by Membership Interests in the applicable class unless otherwise agreed by such Members), shall have the option to purchase (or to designate a third party to purchase on their behalf) all of the Membership Interests proposed to be Transferred by the Offering Member for the cash purchase price set forth in the Transfer Notice and pursuant to the other terms and conditions set forth in this Agreement. The other Members shall have [*****] from receipt of the Transfer Notice in which to exercise their option to purchase (or to designate a third party to purchase) all of the Membership Interests pursuant to this Section 9.3(a) by providing written notice of exercise of the option to the Offering Member and to the Company.

(b) In the event that at the end of the [*****] period contemplated by Section 9.3(a), the other Members have not elected to purchase (or to designate a third party to purchase) all of the Membership Interests proposed to be Transferred, for the cash purchase price set forth in the Transfer Notice and pursuant to the other terms and conditions set forth in this Agreement, then the Offering Member shall be free to consummate the transaction described in the Transfer Notice, provided that within [*****] after the end of the [*****] period contemplated by Section 9.3(a), a definitive agreement is executed for the sale of such Membership Interests, and the terms and conditions (including price) in such agreement are no more favorable to the purchaser than those set forth in the Transfer Notice.

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(c) Any Member that is a party to the transaction shall use its commercially reasonable efforts to close any purchase under Section 9.3 as promptly as possible after (i) the Member(s) exercising the option to purchase provides written notice of the exercise of its/their option under Section 9.3(a) (a “ROFO Purchase”), or (ii) the Offering Member executes a definitive agreement with a third party purchaser as contemplated by Section 9.3(b), as applicable. At the closing, the Offering Member shall deliver to the purchaser an executed assignment of the subject Membership Interest satisfactory in form to counsel for the Company. In the event of a ROFO Purchase, the purchaser shall deliver the purchase price in cash or immediately available funds and the Offering Member and the purchaser each shall execute and deliver such other documents as may reasonably be requested by the other. If the closing of any ROFO Purchase does not occur within [*****] of the expiration of the [*****] period contemplated by Section 9.3(a), then the right to close on the purchase shall lapse and the Offering Member may sell the Membership Interests proposed to be Transferred in accordance with Section 9.3(b) (on terms and conditions (including price) no more favorable to the purchaser than those set forth in the Transfer Notice). In the event a Member (or its designee, if applicable) fails to tender the required assignment documents or consideration, as applicable, at the closing, in addition to being entitled to complete the proposed transaction, the transferring Member shall have all rights and remedies against the other Member (and its designee, if applicable) available for breach of contract.

Section 9.4 Change of Control of a Member. If either Member should undergo a Change of Control after the Effective Date, then the other Member(s) may elect to transfer all or any portion of their Membership Interests in the Company without regard to the Right of First Offer requirements of Section 9.3. If a Member, due to a Change of Control, is brought under the control of a Restricted Transferee and/or a change of control is likely to create a legal or regulatory challenge or restriction that would materially disrupt operation of the Company, the non-Change of Control Member(s) may require reasonable protections that may include, but do not have to be limited to, a grant of additional voting / control rights to the non-Change of Control Member(s) and/or the creation of a firewall to prevent disclosure of proprietary information of the Company or the non-Change of Control Member to the Change of Control Member’s new owner.

ARTICLE X

CERTAIN OBLIGATIONS/RIGHTS OF THE COMPANY AND THE MEMBERS

Section 10.1 Preemptive Rights.

(a) If the Company offers to issue or sell any New Securities in accordance with Section 7.2(k)(vii), each Member shall have the right (exercisable for a period of not less than thirty (30) Days after notice to the other Member of the intent to issue such New Securities and the terms (including the minimum price) of such proposed issue (the “Preemptive Notice”)) to subscribe to all or any portion of such New Securities on the same terms and conditions and for the same price per New Securities as the Company proposes to issue or sell such New Securities. If both Members exercise this right, the purchase of New Securities shall be in such proportion as they agree, or failing an agreement, each shall have the prior right to purchase a pro-rata portion based on their Percentage Interests and a secondary right to purchase any New Securities not purchased by the other Member exercising its full prior right.

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(b) “New Securities” shall mean any direct equity or ownership interest of any kind in the Company, whether now or hereafter authorized, and rights, options or warrants to purchase such an interest, and securities of any type whatsoever that are, or may become, convertible into such an interest in the Company; provided, however, that “New Securities” shall not include:

(i) Equity or ownership interests issued in connection with the acquisition of another business entity or line of business of another business entity by the Company through merger, consolidation, purchase of all or substantially all of the assets, or other reorganization as a result of which the Company owns not less than 51% of the voting power of such entity; provided, that any dilution to the Membership Interests of the Members resulting from the issuance of such securities shall be borne by the Members, pro rata, in proportion to their Percentage Interests; or

(ii) Equity or ownership interests issued in connection with any recapitalization, reclassification or similar event by the Company; provided, that any dilution to the Membership Interests of the Members resulting from such recapitalization, reclassification or similar event shall be allocated among the Members, pro rata, in proportion to their Percentage Interests.

(c) Following the completion of the decision period for the Members to exercise their preemptive rights pursuant to this Section 10.1, the Company shall have the right, for a period of one hundred and eighty (180) Days, to sell any New Securities not purchased by the Members, on terms and conditions no more favorable to the purchaser than those specified in the Preemptive Notice, including with respect to the price per New Security. Thereafter, any issuance or reissuance of New Securities shall be subject to the provisions of this Section 10.1.

Section 10.2 Related Party Transactions for Personnel Provision and Services.

(a) Personnel Provision. To support the operations of the Company in areas in which it needs additional resources, the Members shall negotiate in good faith the necessary agreements to govern the assignment and/or secondment of personnel employed by the Members to the Company and the provision of administrative support to the Company. To the extent either Member or an Affiliate of either Member provides assigned or seconded personnel or administrative support to the Company, such administrative support shall be priced at Unburdened Cost, unless the Members mutually agree otherwise.

(b) Service Agreements - General. The Company will enter into R&D Services Agreements with the Members and potentially others for R&D purposes.

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(i) All Service Agreements will explicitly require that Foreground and Background Information be treated in a manner consistent with the IP Annex and the agreements referenced therein.

(ii) The Company will be the purchaser under all Service Agreements.

(iii) The entry into any of the agreements in Section 10.2 (a) or (b) above, along with any Member advances or loans to the Company under Section 4.4, shall be considered “Related Party Transactions” for purposes of this Agreement.

(c) Service Agreements for Manufacturing and Engineering Support. For periods upon and after the first fuel batch reload, the Company also shall enter into Service Agreements for manufacturing and engineering support services with Framatome or its Affiliates as the exclusive service provider under such Service Agreements for the geographic area listed in Exhibit G so long as the following conditions are met:

(i) [*****]:

(1) [*****],

(2) [*****], and

(3) [*****].

(ii) [*****].

(iii) Such Service Agreements shall contain audit provisions that are appropriate for the pricing models utilized and adequate to ensure compliance with applicable regulations. These audit provisions shall provide the Company with audit rights, through the Company’s outside auditors registered with the U.S. Public Company Accounting Oversight Board, to ensure the requirements of Section 10.2(b)(i) are being met throughout the terms of the Service Agreements. Audit results shall be limited to affirmation of compliance or non-compliance by the outside auditors.

(iv) Such Service Agreements also shall provide that Lightbridge’s outside independent auditors have the same access to and audit rights as are provided under 10.2(b)(ii), but only to the extent that (A) such books and records reasonably would contain information pertinent to the Company’s operations or contracts with a Member or its Affiliates, and (B) access to such information is reasonably required in order to comply with legal and regulatory requirements applicable to and identified by Lightbridge (e.g., U.S. Securities and Exchange Commission regulations and Public Company Accounting Oversight Board requirements).

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ARTICLE XI

CORPORATE OPPORTUNITIES, FAILURE TO PURSUE PROJECT OPPORTUNITIES, AND NON-SOLICITATION

Section 11.1 Corporate Opportunities. Neither the Company nor any Member shall have any expectation or interest in any business opportunity that is presented to any of the Members or any of their respective officers, directors or employees or designees to the Board, unless, in the case of any such person who is a Director or officer of the Company, such business opportunity is expressly offered to such Director or officer in his or her capacity as a Company Director or officer. Each of the Members and their Affiliates shall be expressly permitted to acquire and hold any debt securities or evidence of indebtedness issued by the Company or its Affiliates.

Section 11.2 Failure to Pursue Project Opportunities. The Members shall in good faith jointly pursue proposed Projects within the Domain. If, within six months from the time a proposed Project is presented to the Board of Directors in accordance with Section 7.2(k), an Initial Member—acting in good faith—decides not to pursue such proposed Project within the Domain, the proposed Project shall not be considered a corporate opportunity of the Company and the other Initial Member may pursue the Project without the non-pursuing Initial Member, and to the extent provided in the IP Annex and other contracts referenced therein shall have access to (for each such Project) Foreground and/or Background Information. Notwithstanding the foregoing, if a proposed Project is to divert funding, as specified in the Annual Budget commitment and a Three-Year Budget forecast, from existing Project(s) being already pursued by the Company, then the other Initial Member shall not pursue the proposed Project at that time and the Board of Directors shall re-evaluate this opportunity on an annual basis.

Section 11.3 Non-Solicitation. From and after the date hereof through the date such Member no longer owns any Membership Interests, and other than expressly set forth herein or in any ancillary agreement hereto, neither Member or its Affiliates shall, directly or indirectly, solicit, induce, encourage or attempt to persuade any employee of the Company, the Members or their Affiliates (a) to leave their employment with the Company, the Members or their Affiliates in order to become an employee, consultant or independent contractor to or for any other Person or (b) to terminate or adversely modify such employee’s relationship with the Company, the Members or their Affiliates; provided, however, that this Section 11.3 shall not restrict an employer from publishing or posting open positions in the course of normal hiring practices that are not specifically sent to, or do not specifically target, employees of the Company, the Members or their Affiliates or from hiring on the basis of job applications received without violation of this provision.

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ARTICLE XII

WITHDRAWAL, DISSOLUTION AND LIQUIDATION

Section 12.1 No Right of Withdrawal; No Interest.

(a) Except as otherwise provided herein, no Member shall have the right to withdraw from the Company or to demand or to receive the return of all or any part of its Capital Account. In the event a Member withdraws in violation of this Section 12.1(a), such Member hereby agrees that such withdrawal will constitute a breach of this Agreement and the Company, in addition to any other remedies otherwise available to the Company, may offset any damages due to such breach against any amounts otherwise distributable to such Member. Subject to the foregoing, upon withdrawal by any Member, such Person shall not be entitled to receive any monies or property for its Membership Interest and the withdrawn Member or the successor to the withdrawn Member shall be deemed to be an unadmitted assignee.

(b) Except as otherwise provided herein, no interest shall be paid to either Member in respect of its Capital Contribution or Capital Account balance. Except as otherwise provided in this Agreement, no Member shall be entitled or permitted to withdraw any Capital Contributions or any money or other property from the Company without the written consent of the Board of Directors which consent may be withheld for any reason or for no reason. If circumstances require a return of any capital, no Member shall have the right to receive property other than cash, unless otherwise specifically agreed in writing by the Board of Directors at the time of such distribution.

Section 12.2 Terminating Event.

(a) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Terminating Event with respect to a Member, the Member shall immediately notify the Company, and the Company, within thirty (30) days after the date of determination of the Fair Market Value, may elect to purchase (the “Repurchase Election Period”) such Member’s entire Membership Interest in the Company (the “Withdrawal Interest”) from such Member or such Member’s legal or personal representative(s) or successor(s) (as applicable) (individually and collectively, the “Withdrawn Member”) for a price equal to the Fair Market Value of the Withdrawal Interest (the “Redemption Price”). If the Company timely makes that election, the Company shall purchase from the Withdrawn Member, and the Withdrawn Member shall sell to the Company, the Withdrawal Interest at the Redemption Price and on the terms set forth in the next paragraph. If the Company does not elect to purchase the Withdrawal Interest at the Redemption Price and on the terms set forth in the next paragraph, then, unless the Board of Directors determines otherwise, the Withdrawn Member, effective as of the occurrence of the Terminating Event, shall be and shall only have the rights of an unadmitted assignee.

(b) The closing for any sale of a Withdrawal Interest of a Withdrawn Member, and purchase by the Company, shall take place at the Company’s principal office on the tenth Business Day following the end of the Repurchase Election Period. At the closing, (i) the Withdrawn Member shall assign and transfer to the Company all right, title, and interest in and to the Withdrawal Interest (free and clear of all liens and encumbrances) and shall execute and deliver to the Company such other and further assurances as the Board of Directors may reasonably require to transfer to and vest the Withdrawal Interest in the Company, and (ii) the Company shall pay the Redemption Price in cash.

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Section 12.3 Dissolution. The Company shall be dissolved and its affairs wound upon the occurrence of any of the following events:

(a) upon a sale or condemnation of all or substantially all of the equity securities or the assets of the Company and the receipt of cash consideration therefor;

(b) upon an affirmative vote of the Board of Directors in accordance with Section 7.2(k)(xii);

(c) upon the appointment of a trustee, custodian or other similar receiver for the Company or the occurrence of a Bankruptcy Event with respect to the Company;

(d) the filing by the last remaining Member of a petition in bankruptcy, the occurrence of any other Bankruptcy Event with respect to such last remaining Member or the termination of the legal existence of the last remaining Member;

(e) at any time that there are no Members of the Company, unless the business of the Company is continued without dissolution in a manner permitted by the Act; or

(f) upon the entry of a decree of judicial dissolution of the Company pursuant to the Act.

Section 12.4 Winding Up.

(a) Upon dissolution pursuant to Section 12.3, the Board of Directors shall proceed as promptly as practicable to wind up the affairs of the Company and distribute the assets thereof or appoint one or more liquidating trustees to do so; provided, that the assets of the Company shall be liquidated in an orderly and businesslike manner so as not to obtain less than fair market value therefor. The appointment of any one or more liquidating trustees may be revoked, or a successor or additional liquidating trustee(s) may be appointed, by the Board of Directors.

(b) Upon dissolution pursuant to Section 12.3, all of the Company’s assets, or the proceeds therefrom, shall be distributed in the following order of priority:

(i) first, to creditors of the Company, including either Member in its capacity as creditor, to the extent otherwise permitted by law, in satisfaction of debts, liabilities and obligations of the Company;

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(ii) second, to the payment of the expenses of liquidation;

(iii) third, to the setting up of any reserves that the Board of Directors or the liquidating trustee(s), as the case may be, may deem reasonably necessary for any contingent, conditional or unmatured claims and obligations of the Company; and

(iv) fourth, to the Members, in accordance with their Capital Accounts.

(c) At no time during the term of the Company or upon dissolution or liquidation of the Company shall a Member with a deficit balance in its Capital Account have any obligation to the Company or to the other Members to restore such deficit balance, to the fullest extent permitted by Applicable Law and except in respect of any deficit balance resulting from a distribution made in contravention of this Agreement.

(d) Upon compliance with the distribution plan set forth herein, the proper officers of the Company shall execute, acknowledge and cause to be filed with the Secretary of State of the State of Delaware Articles of Cancellation of the Company. Subject to the provisions of the Act, upon the filing of Articles of Cancellation, the Company’s existence shall terminate.

ARTICLE XIII

GENERAL PROVISIONS

Section 13.1 Notices. All notices, requests, consents, agreements or other communications under this Agreement must be in writing to be effective and, except as set forth in Section 7.2(g), will take effect (or be deemed to have been given or delivered, as the case may be): (a) on the Business Day sent, when delivered by hand or facsimile/email transmission (with delivery confirmation) during normal business hours of the recipient, or (b) on the Business Day following the Business Day of sending, if delivered by internationally recognized overnight courier, in each case, to such party at its address (or number) set forth below or such other address (or number) as the party may specify by notice. Any new Member of the Company admitted pursuant to Article IX hereof, promptly upon its admission, shall provide its address for notices to the Secretary of the Company and to the other Members.

If to Framatome:

Framatome Inc.

3315 Old Forest Road

Lynchburg, Virginia 24501

Attention: Vice President, Fuel Commercial and Customer Center

Phone: [*****]

Email: [*****]

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

With copy to:

Deputy Head Strategy Fuel

Framatome

10 Rue Juliette Récamier

69006 LYON cedex 06 France

Phone: [*****]

Fax: [*****]

E-mail: [*****]

If to Lightbridge:

Lightbridge Corporation

11710 Plaza America Dr., Suite 2000

Reston, Virginia 20190, USA

Attention: [*****]

Phone: [*****]

E-mail: [*****]

If to the Company:

Enfission, LLC

11710 Plaza America Dr., Suite 2000

Reston, Virginia 20190, USA

Attention: President/CEO

Phone: [*****]

E-mail: [*****]

Section 13.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Members and the Company, and their respective successors and Transferees. This Agreement is personal to the Members and the Company, and no Member or the Company may assign or Transfer (except in connection with Permitted Transfers) the rights accruing hereunder nor (except as aforesaid or as permitted by this Agreement) may performance of any duties by either Member or the Company be delegated or assumed by any other Person without the prior written consent of the other Members and the Company. Assignments or delegations made in violation of this Section 13.2 shall be null and void.

51

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 13.3 Parallel Vehicle. If the Company encounters legal, Tax, business, accounting, regulatory or other impediments to the making of a potential investment, or the Company determines that having the Members make a potential investment or hold an existing investment through an entity other than the Company would be more favorable from a Tax, legal, business, accounting, regulatory or other perspective, in either case as determined or ratified by the Board of Directors, the Company may require the Members to participate in the potential or existing investment, as the case may be, through one or more other entities organized by or on behalf of the Company or the Members and having economic terms and conditions substantially identical (on a single investment basis, if applicable), to the extent practicable, to those of the Company (the “Parallel Vehicle”). The agreements regarding organization, management and governance with respect to the Parallel Vehicle and the responsibilities of the Members with respect thereto shall be substantially equivalent to those of the Company, with appropriate changes to reflect its position as a parallel vehicle of the Company.

Section 13.4 Dispute Resolution.

(a) In the event of a deadlock vote of the Board of Directors on a matter material to the continued existence or purpose of the Company, a failure of the Members to agree on a matter requiring Member approval under Section 7.6 or requiring approval by the Board of Directors under Section 7.2(k) (each a “Deadlock”), or in connection with any dispute between the Members the interpretation or alleged breach of this Agreement, the Members will use reasonable efforts to resolve the dispute between working-level teams within [*****]. If the issue has not been resolved within such [*****], the Members’ CEOs will meet to discuss and use their reasonable efforts to resolve the dispute.

(b) If the Members remain unable to resolve the dispute within [*****] of the initial meeting of the Member CEOs, then, either Member may file a claim in the Delaware Court of Chancery or, if such court lacks subject matter jurisdiction or an effective means of resolving the dispute due to the dispute being one solely involving a matter of “business judgment,” submit the dispute to binding arbitration under the rules of the American Arbitration Association (the “Rules”) by three expert arbitrators appointed in accordance with the following procedures: Promptly following receipt of any request for arbitration by a Member, the Members shall meet and discuss in good faith and agree on an expert panel to resolve the issue, which expert panel shall consist of three (3) members, shall be neutral and independent of all Members and any parties owning, owned by or under common control with the Members, shall have significant experience and expertise in the substantive area in question, and shall have experience in mediating or arbitrating issues relating to international joint venture agreements. Within [*****] after such expert panel is selected, each Member will deliver to both the expert panel and the other Members a detailed written proposal setting forth its proposed terms for the resolution of the matters at issue (the “Proposed Terms” of the Member) and a memorandum (the “Support Memorandum”) in support thereof, not exceeding ten (10) pages in length (excluding any supporting data). The Members will also provide the expert panel a copy of this Agreement, as it may be amended at such time. Within [*****] after receipt of the other Members’ Proposed Terms and Support Memoranda, each Member may submit to the expert panel (with a copy to the other Members) a response to the other Members’ Support Memoranda, such response not exceeding ten (10) pages in length. No Member may have any other communications (either written or oral) with the expert panel; provided, that the expert panel may convene a hearing if the expert panel so chooses to ask questions of the Members and hear oral argument and discussion regarding each Member’s Proposed Terms. Within [*****] after the date that the expert panel is required to receive the Support Memoranda, the expert panel will provide a decision that is supported by the Proposed Terms and that the expert panel believes is most consistent with the intention and underlying and agreed principles set forth in this Agreement. The decision of the expert panel shall be final, binding, and not appealable except where the arbitral panel has failed to follow the Rules.

52

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

The place of the arbitration shall be Wilmington, Delaware, United States of America, and the law applied shall be that of the State of Delaware. The language of the arbitration for all purposes shall be English. Any decision or award of the arbitral tribunal shall be final and binding upon the Members. The Members waive to the extent permitted by Applicable Law any rights to appeal or to review of such award by any court or tribunal. The Members agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

(c) If the dispute involves an exigent issue, which, in the reasonable opinion of either Member requires expedited resolution, the Members may immediately refer such matter to the Members’ CEOs for resolution. If the Members’ CEOs remain unable to resolve the dispute within [*****] of their initial meeting, either Member may pursue either the Delaware Court of Chancery or arbitration processes set forth in Section 13.4.

Section 13.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 13.6 Waiver of Sovereign Immunity. In connection with any action or proceeding concerning the enforcement of this Agreement, or any determination of the Members’ rights under this Agreement, Framatome hereby knowingly and expressly waives all existing and future rights of sovereign immunity, and all other similar immunities, as a defense. This waiver is irrevocable and applies to the jurisdiction of any court, legal process, suit, judgment, attachment in aid of execution of a judgment, attachment prior to judgment, set-off or any other legal process with respect to the enforcement of this Agreement or determination of the Members’ rights under this Agreement.

Section 13.7 Export Control. The Members shall fully comply with all applicable U.S., French, European, and any other applicable export control laws and economic sanctions programs, as the same may be amended from time to time, in the performance of this Agreement. Applicable export control or economic sanctions programs may include, but are not limited to, (i) the U.S. Nuclear Regulatory Commission’s regulations in 10 C.F.R. Part 110 and any export license issued thereunder; (ii) the Department of Commerce’s Export Administration Regulations contained in 15 C.F.R. Part 730 et seq. and any licenses or authorizations issued thereunder; (iii) the U.S. Department of Energy’s regulations contained in 10 C.F.R. Part 810; (iv) the U.S. Department of State’s International Traffic in Arms Regulations; (v) any other applicable U.S. trade control laws, including economic sanctions programs that are or may be maintained by the U.S. Department of Treasury; or (vi) the export control laws and economic sanctions programs of any other applicable non-U.S. governmental authority, including the French Government and/or European regulations (collectively, “Trade Control Laws”). Without limiting the foregoing, the Members shall not export, re-export, transfer, re-transfer, trans-ship, divert, disclose, or use any items, or Information, supplied under this Agreement or developed therefrom in any manner inconsistent with the Trade Control Laws. The Members undertake to keep themselves fully informed of, and to comply with, the Trade Control Laws. In particular, Framatome Inc. understands that under the U.S. Department of Energy’s nuclear export control laws set forth in 10 C.F.R. Part 810, the transfer of U.S. export controlled nuclear technology, including certain Information transferred under this Agreement or developed therefrom, to countries that are not “Generally Authorized Destinations” or to foreign persons, including Framatome S.A.S.’s Representatives, who are not covered under the U.S. Department of Energy’s list of “Generally Authorized Destinations,” even if located in the United States, France, or Germany, requires Specific Authorization from the U.S. Department of Energy prior to export, and that exports made under both a Specific and General Authorization trigger reporting obligations to the U.S. Department of Energy. Framatome S.A.S. will not re-transfer to any Third Party (excluding its Representatives) the U.S. nuclear export controlled technology in any event without a written agreement with the recipient ensuring that the recipient will comply in all manners with the U.S. Department of Energy’s 10 C.F.R. Part 810 regulations. The Members agree to utilize appropriate internal procedures to prevent the inadvertent export or re-export of nuclear export controlled technology controlled under U.S., European, or French law, without the appropriate authorizations and reporting under the Trade Control Laws. Each Member shall provide to the other an Importer Statement on End Use (End User certificate) including a statement of non re-export to third countries thirty (30) days after signing the Agreement for obtaining an export license. The Members shall agree on the content of End User certificate. The Members further agree that notwithstanding any other provision hereof, any Foreground Information, equipment developed, and Background Information will only be used for civil end-uses, and license rights granted hereunder shall not extend to any military use. They will not be used for development of nuclear weapons and other nuclear explosive devices or to fulfill any military purpose.

53

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 13.8 Entire Agreement; Amendment. This Agreement (including the exhibits hereto) contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and this Agreement (including exhibits hereto) may not be amended or supplemented except with the written consent of each Member or as otherwise permitted by the terms of this Agreement to be amended by the Board of Directors. Where the terms and conditions of this Agreement indicate that another agreement controls the interpretation of such terms and conditions, the terms and conditions of this Agreement shall be interpreted and adjusted if necessary to be consistent with such other controlling agreement.

Section 13.9 No Waiver. No failure to exercise and no delay in exercising any right, power or privilege of a Member shall operate as a waiver or consent to the modification of the terms hereof unless given by that Member in writing.

Section 13.10 Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

Section 13.11 Confidentiality. Each Member shall use reasonable efforts to keep, and shall ensure that its Affiliates, shareholders, members, directors, officers, employees, agents and other representatives use reasonable efforts to keep, from and after the date hereof confidential all information about the Company or acquired from the Company or from the other Members or their Affiliates pursuant to this Agreement or otherwise, including the contents of this Agreement, except that the foregoing restriction shall not apply to any information that (a) is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement; (b) was already known to the recipient; (c) is disclosed to the recipient by a third party who, to the recipient’s knowledge, is not in default of any confidentiality obligation to the disclosing party hereunder; (d) was developed by or on behalf of the receiving Member without reliance on confidential information received hereunder; (e) is disclosed by either Member to its auditors, attorneys, financial advisors, consultants and other advisors, provided, that any such auditors and attorneys have been informed of the confidential nature of such information and any such financial advisors, consultants and other advisors have signed a confidentiality agreement agreeing to treat such information as confidential; (f) is disclosed to a regulatory authority to the extent that disclosure is, in the party’s good faith judgment, required or appropriate; provided, that such party requests confidential treatment for any information so disclosed; or (g) is otherwise required to be disclosed in compliance with Applicable Law or stock exchange rules or regulations or order by a court or other regulatory body having competent jurisdiction; provided, that such party provides the other parties with prior notice of such disclosure to the extent permitted by Applicable Law, stock exchange rules or other regulation. Notwithstanding the foregoing, each Member (and each employee, representative, or other agent of such Member) may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of: (i) the Company; and (ii) any transactions of the Company, and all materials of any kind (including opinions or other Tax analyses) that are provided to the Member relating to such Tax treatment and Tax structure. For this purpose, “Tax structure” means any facts relevant to the U.S. federal income Tax treatment of a transaction but does not include information relating to the identity of the Company or its Members. This provision shall not take precedence over or apply to information disclosed between the Initial Members pursuant to the Confidentiality and Non-Disclosure Agreement entered into as of November 14, 2017, between Framatome S.A.S. (then known as AREVA NP S.A.S.) and Lightbridge Corporation.

54

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 13.12 Press Releases. The Members shall work in good faith to agree upon the substance and language of press releases or public announcements relating to the subject matter of this Agreement, prior to issuing any such press releases or public announcements; provided, however, that any Member may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Member will advise the other Members prior to making such disclosure).

(a) With respect to the Initial Members’ entry into this Agreement, either Initial Member may issue a press release upon execution of this Agreement, attached hereto as Exhibit H. Each Initial Member approves the press release in Exhibit H for issuance as is without further approval or consent and the filing of a Form 8-K with the United States Securities and Exchange Commission fully consistent with the press release in Exhibit H. The Initial Members shall mutually agree upon in writing (i) any other public disclosure that an Initial Member may have to make in connection with the signing of this Agreement to comply with applicable Law, including the filing of a Form 8-K with the United States Securities and Exchange Commission, or (ii) any public disclosure in connection with this Agreement that any Initial Member(s) may decide to make.

Section 13.13 Expenses. Each party agrees that it shall be solely responsible for any fees or expenses incurred by it in connection with the drafting, negotiation or execution of this Agreement and any ancillary documents hereto (including the cost of any attorneys, accountants, consultants and any other representatives or agents retained by such party).

Section 13.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.15 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 13.16 Gender and Number. Whenever required by the context hereof, all pronouns and any variations thereof will be deemed to refer to the masculine, feminine and neuter, singular and plural.

Section 13.17 Further Assurances. From time to time, at the reasonable request of any party hereto and without further consideration, each other party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement or to carry out the terms of this Agreement.

Section 13.18 Survival of Obligations. Any provision of this Agreement that contemplates performance or observance subsequent to termination or expiration of this Agreement shall survive termination or expiration of this Agreement and continue in full force and effect.

55

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Section 13.19 Insurance. The Company shall maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 13.20 FIRPTA. Upon the reasonable request of any Member in connection with any proposed Transfer by such Member of its Membership Interest in accordance with the terms of this Agreement, and at the Member’s sole expense, the Company will issue a written statement certifying as to whether or not fifty percent or more of the value of the gross assets of the Company consists of U.S. real property interests under Section 897(c)(1)(A) of the Code or ninety percent or more of the value of the gross assets of the Company consists of U.S. real property interests plus cash or cash equivalents.

Section 13.21 Exclusive Remedies. Remedies and liabilities for any alleged or actual breach of this Agreement, if specified herein and unless otherwise provided, shall be the exclusive remedies for such breach.

Section 13.22 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more Persons.

Section 13.23 Waiver of Partition Action. Each of the parties hereto irrevocably waives any right which it may have to maintain an action for partition with respect to Company property.

Section 13.24 Statutory References. Each reference in this Agreement to a particular statute or regulation, or a provision thereof shall, at any particular time, be deemed to be a reference to such statute or regulation, or provision thereof or to any similar or superseding statute or regulation, or provision thereof, as at such time is in effect.

[Remainder of Page Intentionally Left Blank.]

56

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date set forth above.

MEMBERS:	FRAMATOME INC.

	By:	/s/ Gary Mignona
Gary Mignogna
President and Chief Executive Officer

LIGHTBRIDGE CORPORATION

	By:	/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

57

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit A

CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

Member	Capital Contribution	Membership Interests	Percentage Interest
Framatome	$10,000	1,000 Class A Membership Units	50%
Lightbridge	$10,000	1,000 Class A Membership Units	50%

* Additional Capital Contributions made by Lightbridge to the Company will be included in this Exhibit and [*****].

A-1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit B

INITIAL ANNUAL BUDGET

[*****]

B-1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit C

INTELLECTUAL PROPERTY (“IP”) ANNEX

C-1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

BINDING IP ANNEX

November 14, 2017

1. Intro/Parties

This binding IP Annex (“IP Annex”), while a standalone document, is also intended to be an attachment to and made part of the future Joint Venture Agreement Between Areva Inc. and Lightbridge Corporation (the “JV Agreement”), the high-level terms of which are documented in the binding Heads of Terms Agreement (the “HOTA”).

The parties to this IP Annex are AREVA NP, S.A.S, a simplified stock company, organized and existing under the laws of France, registered at the French Trade registry of Nanterre under the N°428 764 500 having its registered office at 1 place Jean Millier, 92400 Courbevoie, France (“AREVA NP” or “AREVA”), and Lightbridge Corporation, 11710 Plaza America Dr., Suite 2000, Reston, Virginia 20190, USA, a Nevada corporation (“Lightbridge”).

As stated in the HOTA and reflected in the JV Operating Agreement (“JV Agreement”), AREVA Inc., 7207 IBM Drive, Charlotte, North Carolina, a Delaware corporation, and Lightbridge will form a U.S.-based joint venture (“JV” or “Company”) to be the parties’ exclusive vehicle through which to research, develop, obtain regulatory approvals, manufacture, use, market, and sell (the “JV Activities”) nuclear fuel assemblies or fuel components specifically designed for and exclusively applicable to Lightbridge-designed U-Zr fuel rod (multi-lobe, helically twisted rods enriched up to 19.75%) based on Background Information (as defined in the Co-ownership Agreement) contributed by both Lightbridge and AREVA NP (the “Innovative Fuel Product”) within the Domain.

Although Areva Inc. is a member of the JV, Areva NP is also a party to this IP Annex because the relevant Background Information provided by the AREVA group of companies is owned by AREVA NP rather than Areva Inc.

The IP Annex Parties intend that AREVA NP should be the co-owner of Foreground Information, as described in greater detail below.

AREVA NP and Lightbridge hereinafter are referred to individually as a “Joint Owner” and collectively as the “Joint Owners.” Each Joint Owner agrees to this IP Annex on behalf of itself and LTBR also agrees to this IP annex on behalf of its Affiliates. The Joint Owners have entered into a Co-ownership Agreement, dated ____ (the “Co-ownership Agreement”) and an R&D Services Agreement, dated ____ (the “R&D Services Agreement for Project 1”).

AREVA NP, Lightbridge, and Areva Inc. hereinafter are referred to individually as an “IP Annex Party” and collectively as the “IP Annex Parties.”

The Project(s) will include several definitive agreements (including R&D Services Agreements, the Co-ownership Agreement, and licenses to use Intellectual Property Rights).

C-2

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

2. Definitions	All capitalized words not defined in the IP Annex have the meaning provided in the Definition sections of the HOTA, the R&D Services Agreement for Project 1 and the Co-Ownership Agreement.
3. Purpose

The purpose of this IP Annex is to present the IP Annex Parties understanding as to how IPR matters will be treated, including the ownership, licensing, use, and protection of Background and Foreground Information related to the Projects, in the Domain (within a Project or a Non-Joint Project) or outside the Domain, before the creation of the JV, during and after the term of such JV, based on detailed terms and conditions contained in the IPR-related agreements including the R&D Services Agreement for Project 1 and Co-Ownership Agreement.

The IP Annex shall incorporate by reference all such IPR-related agreements that constitute the overall IPR framework applicable to the JV, and shall govern the treatment of all Background and Foreground Information.

4. IP terms and conditions applicable

The Parties have agreed to work exclusively with each other until the term of the JV within the Domain of the JV for Innovative Fuel Product through Projects.

The Parties have agreed on the principles applicable to the Project 1, that are reflected in the Co-ownership Agreement and the R&D Services Agreement for Project 1:

(i) the Co-ownership Agreement’s purpose is to define terms and conditions for treatment of Background and Foreground Information between AREVA NP and Lightbridge initially within the Domain (within a Project or a Non-Joint Project) and outside the Domain, before the JV creation, during and beyond the life of the JV, including without limitation

- the Background Information’s ownership, right of use, and licenses,

- the Foreground Information joint-ownership (on a 50-50 basis), administration and costs, rights of use, license, and assignment

- IP Committee (composition, tasks, budget, …)

- Open source software provisions

- Specific provisions applicable to software

- Non-Joint Projects terms and conditions

- IPR indemnification

- Confidentiality

- Civil end use and export control obligations…

C-3

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Such Co-ownership agreement terms and conditions shall apply to all the Projects within the Domain of the JV and survive to the JV’s term and termination.

- (ii) the R&D Services Agreement for Project 1, purpose is to define the terms and conditions for joint R&D Activities between AREVA NP and Lightbridge initially (and the JV once it is formed) and joint generation of Foreground Information based on a combination of Foreground Information and/or Background Information contributed by AREVA NP and/or Lightbridge, including without limitation: the license granted by each party under its Background and the Foreground Information’s Needed for the performance Project 1 R&D Activities

- Subcontracting of Project 1 R&D Activities

- project governance and project management structure

- Confidentiality

For any further Projects involving at least the IP Annex Parties (or their Affiliates), the Parties shall apply key terms and conditions of the R&D Services Agreement for Project 1, and in any case, the terms and conditions of the Co-Ownership Agreement shall remain applicable and shall not be impaired by such new Project.

For any further Projects, with Third Parties, in any case, the terms and conditions of the Co-Ownership Agreement shall remain applicable and shall not be impaired by such new Project.

5. Confidentiality

The IP Annex Parties shall follow principles for the protection of confidential Information of the Joint Owners, and the definitive agreements shall include confidentiality obligations that reflect those principles. The confidentiality obligations shall remain effective until the date the confidential Information falls in the public domain without any fault or negligence of the non-disclosing IP Annex Party.

The IP Annex Parties shall take active steps to protect confidential Information and shall notify their employees and other representatives (including Subcontractors) of their confidentiality obligations.

No IP Annex Party shall publicly disclose or publish any other IP Annex Party’s confidential Background Information except upon prior, express, and written approval of the other IP Annex Party.

C-4

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

6. Transfers, Change of Control of The JV, and Other Events that May Impact the IPR and Obligations

The Parties rights in the event of a change in control or transfer will be governed by the terms of the JV Agreement, subject to the following principles:

In the event that the JV is terminated (due to bankruptcy, dissolution, or any other cause), the following principles shall apply:

• The licenses under Background Information and Foreground Information to the JV shall cease.

• Each Joint Owner remains the exclusive owner of its Background Information and a Joint Owner of the Foreground Information. The joint ownership principles are described in the Co-Ownership Agreement.

In the event of a change of control of the JV (for cause or convenience as permitted under the JV Agreement), the following principles shall apply:

• Each Joint Owner remains the exclusive owner of its Background Information and a Joint Owner of the Foreground Information. The joint ownership principles are described in the Co-Ownership Agreement.

• The licenses under Background Information and Foreground Information to the JV shall continue, subject to the terms of the JV Agreement.

• The JV shall remain the exclusive vehicle through which the Background Information and Foreground Information is used to conduct JV Activities within the Domain.

7. Warranties; Indemnification.

Each of Lightbridge, AREVA, and the JV will represent and warrant that it has no agreements with any Third Party or commitments or obligations that conflict in any way with the principles outlined in this IP Annex.

8. Term	This term of this IP Annex will commence on the date first written above and will expire upon dissolution of the JV.
9. Choice of Law; Dispute Resolution.

This IP Annex will be governed by the laws of Switzerland without regard to any conflicts of law provisions.

Each definitive agreement will contain a provision waiving any right to sovereign immunity AREVA may have now or in the future.

Section 16 (Dispute Resolution) of the Co-Ownership Agreement shall apply to this IP Annex.

10. Assignment	Section 17.3 (Assignment) of the Co-Ownership Agreement shall apply to this IP Annex.

[SIGNATURE PAGE FOLLOWS]

C-5

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

AREVA INC.		LIGHTBRIDGE CORPORATION

By:	/s/Ala Alzaben	By:	/s/ Seth Grae
	[signature]		[signature]

Name:	Ala Alzaben	Name:	Seth Grae
Title:	Senior Vice President	Title:	Chief Executive Officer, President and Director

AREVA NP

By:	/s/ Bernard Fontana
[signature]

Name:	Bernard Fontana
Title:	Chief Executive Officer

C-6

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit D

RESTRICTED TRANSFEREES

FRAMATOME Competitors

[*****]

D-1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit E

BOARD OF DIRECTORS NAMES/CONTACT INFORMATION

Lightbridge

Seth Grae	[*****]	[*****]

Andrey Mushakov	[*****]	[*****]

James Malone	[*****]	[*****].

Framatome

Robert Freeman	[*****]	[*****]

Pierre Beaudoin	[*****]	[*****]

Jean-Francois Marrot	[*****]	[*****]

E-1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit F

SPECIAL MATTERS LIMITATION PROVISIONS

Section	Requirement	Materiality Threshold
7.2(k)(ii)

Increase in the cost of a material element in the Annual Budget that individually or in the aggregate amounts to a material increase in the cost of such element in the Provisional Budget, Annual Budget, or any increase in any other costs incurred in accordance with the Annual Budget that amounts to a material increase in the aggregate costs under the Annual Budget (other than any variance relating to a Non-Controllable Item).

[*****]
7.2(k)(iii)

Contracts with material potential liability or risk to the Company over the term of the contract, unless expenditures for the contract are provided for in the Provisional Budget, Annual Budget or Three-Year Budget.

[*****]
7.2(k)(iv)	Entry into or resolution of a material dispute in any Related Party Transaction.	[*****]
7.2(k)(viii)	Incurrence of indebtedness, individually or in a series of related transactions (disregarding any that have been previously approved as a Special Matter).	[*****]
7.2(k)(ix)

Initiating or making any settlement or compromise of a material claim in connection with a dispute (whether or not involving litigation) involving a third-party, or any dispute with a Governmental Authority.

[*****]

F-1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit G

GEOGRAPHIC AREA LIMITATIONS

United States of America

G-1

[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Exhibit H

PRESS RELEASE

Lightbridge and AREVA NP Sign Agreements to Immediately Advance Fuel Development

CHARLOTTE, N.C., November 15, 2017 – Lightbridge Corporation (NASDAQ: LTBR) and AREVA NP signed three binding agreements that allow the companies to immediately advance development of Lightbridge’s innovative metallic fuel technology and protect all associated intellectual property while they finalize their joint venture. Lightbridge is a U.S. nuclear fuel development company and AREVA NP is a leader in servicing and fueling today’s reactor fleet and advancing the future of nuclear energy.

The three agreements include a Research and Development Services Agreement, a Co-Ownership Agreement and an Intellectual Property Annex. These agreements are an integral part of the contemplated joint venture and document the final agreement on intellectual property rights. The joint venture is expected to launch in the first quarter of 2018.

Lightbridge’s innovative fuel technology is designed to significantly improve the economics and safety of existing and new nuclear power plants. The three agreements govern joint research and development activities, and ownership of intellectual property, including a grant of royalty-based rights of use to existing intellectual property and co-ownership (on a 50-50 basis) of new intellectual property resulting from future joint fuel development activities.

Seth Grae, president and CEO of Lightbridge, said: “With each passing day, the call for innovative solutions to improve nuclear energy’s economics and competitiveness only becomes louder. The agreements we announced today enable us to immediately advance development of Lightbridge’s innovative metallic fuel and represent the first concrete step toward monetization of our intellectual property. Lightbridge’s innovative fuel technology is designed to make existing reactors significantly more competitive with other sources of energy, which is needed now more than ever as we witness well-run U.S. nuclear plants close early and new construction projects canceled.”

Press Contacts Karen Heinold (434) 856-6560 media.relations@areva.com David Waldman Natalya Rudman (855) 379-9900 ir@ltbridge.com

MORE ABOUT AREVA NP

AREVA NP is a major international player in the nuclear energy market focused on designing, building, maintaining and advancing the global nuclear fleet. In North America, AREVA NP (AREVA Inc.) combines U.S. and Canadian leadership to deliver innovative solutions and value-added technologies to support the operation of the commercial nuclear fleet and prepare for the next generation of nuclear power plants. Leveraging the expertise of its 2,300 North American employees, AREVA NP is helping its customers improve the safety and performance of their nuclear plants and achieve their economic and societal goals.

Join the energy conversation with AREVA Inc. on Twitter: @AREVA_NP_US, Facebook: AREVAinc, and our other social media channels.

AREVA Inc. – 7207 IBM Drive – Charlotte, NC 28262 – P: 704 805-2000

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[*****] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Gary Mignogna, president and CEO of AREVA Inc., said: “These agreements are an important step forward in establishing our joint venture with Lightbridge to bring their state-of-the-art metallic fuel technology to market. Partnerships like this are vital to ensure that today’s nuclear energy facilities have the technologies they need to operate efficiently for decades to come and can continue to provide needed low-carbon and reliable electricity.”

Lionel Gaiffe, senior executive vice president of the Fuel Business Unit at AREVA NP, said: “These agreements pave the way to accelerate the design, licensing and fabrication work. Our teams and experts from engineering and manufacturing are fully mobilized and very excited about this project. We are looking forward to the introduction of lead test assemblies of this promising technology. I am very proud to see an international team, both from Europe and the United States, fully integrated and working together with the team of our Lightbridge partner.”

On Sept. 6, 2017, Lightbridge and AREVA Inc. (AREVA NP in North America) announced a binding Heads of Terms Agreement, which will form the basis of the Joint Venture Operating Agreement. That final agreement is expected to be signed in the fourth quarter of 2017 and will establish the joint venture.

Since 2011, Lightbridge has received valuable feedback on its fuel technology development through its Nuclear Utility Fuel Advisory Board, comprised of four leading U.S. nuclear utilities. Lightbridge also signed a letter of intent with a U.S. nuclear utility to demonstrate its fuel at a commercial nuclear power plant.

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About Lightbridge Corporation

Lightbridge is a nuclear fuel technology company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge’s breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence.

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Lightbridge Corporation Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s competitive position, the timing of demonstration testing and commercial production, the Company’s entry into agreements with nuclear fuel manufacturers and the timing thereof, the potential impact of the U.S. Clean Power Plan and similar regulations, the Company’s anticipated financial resources and position, the Company’s product and service offerings, the expected market for the Company’s product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company’s ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge’s filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

AREVA Inc. – 7207 IBM Drive – Charlotte, NC 28262 – P: 704 805-2000

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